                                                                  EXECUTION COPY

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                           REVOLVING CREDIT AGREEMENT

                           dated as of March 21, 2000

                                      among

                               VORNADO REALTY L.P.
                                  as Borrower,

                              VORNADO REALTY TRUST,
                               as General Partner,

                            UBS AG, STAMFORD BRANCH,
                                    as Bank,

                THE OTHER BANKS SIGNATORY HERETO, each as a Bank,

                            UBS AG, STAMFORD BRANCH,
                            as Administrative Agent,

                           CITICORP REAL ESTATE, INC.,
                              as Syndication Agent,

                            THE CHASE MANHATTAN BANK,
                              as Syndication Agent,

                                       and

                              BANK OF AMERICA, N.A.
                             as Documentation Agent

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



               REVOLVING CREDIT AGREEMENT (this "Agreement") dated as of March ___, 2000 among VORNADO REALTY L.P., a limited partnership organized and existing under the laws of the State of Delaware ("Borrower"), VORNADO REALTY TRUST, a real estate investment trust organized and existing under the laws of the State of Maryland and the sole general partner of Borrower ("General Partner"), UBS AG, STAMFORD BRANCH, as agent for the Banks (in such capacity, together with its successors in such capacity, "Administrative Agent"), CITICORP REAL ESTATE, INC., as Syndication Agent, THE CHASE MANHATTAN BANK, as Syndication Agent, BANK OF AMERICA, N.A., as Documentation Agent, UBS AG, STAMFORD BRANCH (in its individual capacity and not as Administrative Agent, "UBS") and the other lenders signatory hereto (UBS, said other lenders signatory hereto and the lenders who from time to time become Banks pursuant to Section
3.07 or 12.05 and, if applicable, any of the foregoing lenders' Designated Lender, each a "Bank" and collectively, the "Banks").

               Borrower, General Partner, UBS and the Administrative Agent entered into a Revolving Credit Agreement dated as of July 17, 1997 (the "Initial Credit Agreement"), which provided for a revolving line of credit in the amount of up to Six Hundred Million Dollars ($600,000,000) in favor of Borrower. The Initial Credit Agreement was amended by certain letter agreements. In addition, pursuant to the terms and provisions of the Initial Credit Agreement, certain of the lenders who are identified on the signature pages hereof became "Banks" thereunder.

               Borrower thereafter requested certain additional amendments to the Initial Credit Agreement to, among other things, increase the amount of the credit provided thereby to up to One Billion Dollars ($1,000,000,000). Borrower's request was agreed to pursuant to the terms and conditions of an Amended and Restated Revolving Loan Agreement dated as of February 23, 1998 (the "Prior Credit Agreement"), which superseded the Initial Credit Agreement in its entirety.

               Now, Borrower has requested a new revolving line of credit in the amount of One Billion Dollars ($1,000,000,000) to replace the Prior Credit Agreement and the Administrative Agent and the Banks have agreed to Borrower's request pursuant to the terms and conditions of this Agreement. General Partner is fully liable for the obligations of Borrower under this Agreement by virtue of its status as the sole general partner of Borrower.

               NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants and conditions hereinafter set forth, the Prior Credit Agreement (as previously modified) is hereby amended and restated in its entirety and Borrower, General Partner, the Administrative Agent and each of the Banks agree as follows:

                                   ARTICLE I

                                DEFINITIONS; ETC.

SECTION 1.01. Definitions. As used in this Agreement the following terms have the following meanings (except as otherwise provided, terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

               "Additional Costs" has the meaning specified in Section 3.01.

               "Administrative Agent" has the meaning specified in the preamble.

               "Administrative Agent's Office" means Administrative Agent's address located at 299 Park Avenue, New York, NY 10171, or such other address in the United States as Administrative Agent may designate by written notice to Borrower and the Banks.

               "Affiliate" means, with respect to any Person (the "first Person"), any other Person: (1) which directly or indirectly controls, or is controlled by, or is under common control with, the first Person; or (2) ten percent (10%) or more of the beneficial interest in which is directly or indirectly owned or held by the first Person. The term "control" means the possession, directly or indirectly, of the power, alone, to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

               "Agent" means, individually and collectively, Administrative Agent, each Syndication Agent and Documentation Agent.

               "Agreement" means this Revolving Credit Agreement.

               "Applicable Lending Office" means, for each Bank and for its LIBOR Loan, Bid Rate Loan(s) or Base Rate Loan, as applicable, the lending office of such Bank (or of an Affiliate of such Bank) designated as such on its signature page hereof or in the applicable Assignment and Assumption Agreement, or such other office of such Bank (or of an Affiliate of such Bank) as such Bank may from time to time specify to Administrative Agent and Borrower as the office by which its LIBOR Loan, Bid Rate Loan(s) or Base Rate Loan, as applicable, is to be made and maintained.

               "Applicable Margin" means, with respect to Base Rate Loans and LIBOR Loans, the respective rates per annum determined, at any time, based on Borrower's Credit Rating at the time, in accordance with the following table, subject to possible adjustment in accordance with the definition of "Borrower's Credit Rating" set forth in this Section 1.01. Any change in Borrower's Credit Rating causing it to move to a different range on the table shall effect an immediate change in the Applicable Margin.


------------------------------------------------------------------------------------------------
Borrower's Credit Rating                       Applicable Margin       Applicable Margin
(S&P/Moody's/Duff &                            for Base Rate Loans     for LIBOR Loans
Phelps/Fitch Ratings)                          (% per annum)           (% per annum)
---------------------                          -------------           -------------
------------------------------------------------------------------------------------------------
A-/A3/A-/A- or higher                                  0.00                    0.70
------------------------------------------------------------------------------------------------
BBB+/Baal/BBB+/BBB+                                    0.00                    0.80
------------------------------------------------------------------------------------------------
BBB/Baa2/BBB/BBB                                       0.00                    0.90
------------------------------------------------------------------------------------------------
BBB-/Baa3/BBB-/BBB-                                    0.00                    1.00
------------------------------------------------------------------------------------------------
Below BBB-/Baa3/BBB-/BBB-  or unrated                  0.00                    1.25
------------------------------------------------------------------------------------------------

               "Assignee" has the meaning specified in Section 12.05.

               "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement, substantially in the form of EXHIBIT E, pursuant to which a Bank assigns and an Assignee assumes rights and obligations in accordance with
Section 12.05.

               "Authorization Letter" means a letter agreement executed by Borrower in the form of EXHIBIT A.

               "Available Total Loan Commitment" has the meaning specified in
Section 2.01(b).

               "Bank" and "Banks" have the respective meanings specified in the preamble; provided, however, that the term "Bank" shall exclude each Designated Lender when used in reference to a Ratable Loan, the Loan Commitments or terms relating to the Ratable Loans and the Loan Commitments.

               "Bank Parties" means Administrative Agent and the Banks.

               "Banking Day" means (1) any day on which commercial banks are not authorized or required to close in New York City and (2) whenever such day relates to a LIBOR Loan, a Bid Rate Loan, an Interest Period with respect to a LIBOR Loan or a Bid Rate Loan, or notice with respect to a LIBOR Loan or Bid Rate Loan, a day on which dealings in Dollar deposits are also carried out in the London interbank market and banks are open for business in London.

               "Base Rate" means, for any day, the higher of (1) the Federal Funds Rate for such day plus one-half percent (.50%), or (2) the Prime Rate for such day.

               "Base Rate Loan" means all or any portion (as the context requires) of a Bank's Ratable Loan which shall accrue interest at a rate determined in relation to the Base Rate.

               "Bid Borrowing Limit" means 50% of the Total Loan Commitment.

               "Bid Rate Loan" has the meaning specified in Section 2.01(c).

               "Bid Rate Loan Note" has the meaning specified in Section 2.08.

               "Bid Rate Quote" means an offer by a Bank to make a Bid Rate Loan in accordance with Section 2.02.

               "Bid Rate Quote Request" has the meaning specified in
Section 2.02(a).

               "Borrower" has the meaning specified in the preamble.

               "Borrower's Accountants" means Deloitte & Touche, LLP, or such other accounting firm(s) selected by Borrower and reasonably acceptable to the Required Banks.

               "Borrower's Credit Rating" means, except as provided hereafter in this definition, the lower of the S&P and Moody's ratings (if these are the only two (2) ratings) or the lower of the two (2) highest ratings (if one (1) of these two highest ratings is from either S&P or Moody's and if, in addition to S&P and Moody's, there exist ratings by either or both of Duff & Phelps and Fitch; provided, however, if Duff & Phelps and Fitch are the two (2) highest ratings, then the "Borrower's Credit Rating" shall be the higher of S&P and Moody's ratings) assigned from time to time by, respectively, S&P, Moody's, Duff & Phelps and Fitch to Borrower's cumulative preferred stock, as increased by one-half rating grade for purposes of this definition (for example, if the applicable cumulative preferred stock rating is Baa3, Borrower's Credit Rating would be Baa2; if the applicable cumulative preferred stock rating is BBB, Borrower's Credit Rating would be BBB+). Unless such stock is rated by at least two (2) of the rating agencies identified above, at least one (1) of which must be either S&P or Moody's, "Borrower's Credit Rating" shall be considered unrated for purposes of determining both the Applicable Margin and Commitment Fee Rate. At such time and for so long as Borrower's unsecured and unsubordinated long-term indebtedness is rated by at least two (2) of the rating agencies identified above, then during such times the two preceding sentences shall no longer be applicable and "Borrower's Credit Rating" shall mean the lower of the S&P and Moody's ratings (if these are the only two (2) ratings) or the lower of the two (2) highest ratings (if one (1) of these two highest ratings is from either S&P or Moody's and if, in addition to S&P and Moody's, there exist ratings by either or both of Duff & Phelps and Fitch; provided, however, if Duff & Phelps and Fitch are the two (2) highest ratings, then the "Borrower's Credit Rating" shall be the higher of S&P and Moody's ratings) assigned from time to time by, respectively, S&P, Moody's, Duff & Phelps and Fitch to Borrower's unsecured and unsubordinated long-term indebtedness. For so long as Borrower's unsecured and unsubordinated long-term indebtedness is rated as provided in the preceding sentence, unless such indebtedness of Borrower is rated by either S&P or Moody's, "Borrower's Credit Rating" shall be considered unrated for purposes of determining both the Applicable Margin and Commitment Fee Rate. If at any time Borrower's unsecured and unsubordinated long-term indebtedness is no longer rated by at least two (2) of the rating agencies identified above, then the first two sentences of this definition shall again be applicable.

               "Capitalization Value" means, at any time, the sum of (1) Combined EBITDA for the most recently ended calendar quarter, annualized (i.e., multiplied by four (4)) (except that for purposes of this definition, the aggregate contribution to Combined EBITDA from leasing commissions and management and development fees shall not exceed 5% of Combined EBITDA), capitalized at a rate of 9.25% per annum, (2) Borrower's beneficial share of unrestricted cash and marketable securities of Borrower and its Consolidated Businesses and UJVs, at such time, as reflected in the VRT Consolidated Financial Statements, and (3) without duplication, the cost basis of properties of Borrower under construction as certified by Borrower, such certificate to be accompanied by all appropriate documentation supporting such figure. For the purposes of this definition, for any acquisition or Disposition of any asset or assets during such calendar quarter, (a) in the case of an acquisition, Combined EBITDA will include actual Combined EBITDA generated from such asset or assets, annualized based upon the number of days in such calendar quarter that such asset or assets are owned by Borrower and (b) in the case of a Disposition, Combined EBITDA will be reduced by actual Combined EBITDA generated from such asset or assets.

               "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

               "Closing Date" means the date the Initial Advance is made.

               "Code" means the Internal Revenue Code of 1986.

               "Combined EBITDA" means, for any period of time, (1) revenues less operating costs before Interest Expense, income taxes, depreciation and amortization and extraordinary items (including, without limitation, non-recurring items such as gains or losses from asset sales) for Borrower and its beneficial interest in its Consolidated Businesses, plus (2) Borrower's beneficial interest in revenues less operating costs before Interest Expense, income taxes, depreciation and amortization and extraordinary items (including, without limitation, non-recurring items such as gains or losses from asset sales) applicable to each of the UJVs (to the extent not included above), in accordance with GAAP, in all cases as reflected in the VRT Consolidated Financial Statements.

               "Commitment Fee Rate" means the rate per annum determined, at any time, based on Borrower's Credit Rating, in accordance with the following table. Any change in Borrower's Credit Rating which causes it to move into a different range on the table shall effect an immediate change in the Commitment Fee Rate.

Borrower's Credit Rating                                     Commitment Fee Rate
(S&P/Moody's/Duff & Phelps/Fitch Ratings)                         (% per annum)
-----------------------------------------                    -------------------
A-/A3/A-/A- or higher                                                0.15

BBB+/Baa1/BBB+/BBB+                                                  0.15

BBB/Baa2/BBB/BBB                                                     0.20

BBB-/Baa3/BBB-/BBB-                                                  0.20

Below BBB-/Baa3/BBB-/BBB- or unrated                                 0.25

               "Consolidated Businesses" means, collectively each Affiliate of Borrower who is included in the VRT Consolidated Financial Statements in accordance with GAAP.

               "Consolidated Outstanding Indebtedness" means, as of any time, all indebtedness and liability for borrowed money, secured or unsecured, of Borrower and all indebtedness and liability for borrowed money, secured or unsecured, attributable to Borrower's beneficial interest in its Consolidated Businesses, including mortgage and other notes payable but excluding any indebtedness which is margin indebtedness secured by cash and cash equivalent securities, all as reflected in the VRT Consolidated Financial Statements.

               "Contingent Liabilities" means the sum of (1) those liabilities, as determined in accordance with GAAP, set forth and quantified as contingent liabilities in the notes to the VRT Consolidated Financial Statements and (2) contingent liabilities, other than those described in the foregoing clause (1), which represent direct payment guaranties of Borrower; provided, however, that Contingent Liabilities shall exclude contingent liabilities which represent the "Other Party's Share" of "Duplicated Obligations" (as such quoted terms are hereinafter defined). "Duplicated Obligations" means, collectively, all those payment guaranties in respect of Debt of UJVs for which Borrower and another party are jointly and severally liable, where the other party's unsecured and unsubordinated long-term indebtedness has been assigned a credit rating of BBB-or better by S&P or Baa3 or better by Moody's. "Other Party's Share" means such other party's fractional share of the obligation of the UJV in question.

               "Continue", "Continuation" and "Continued" refer to the continuation pursuant to Section 2.11 of a LIBOR Loan as a LIBOR Loan from one Interest Period to the next Interest Period.

               "Convert", "Conversion" and "Converted" refer to a conversion pursuant to Section 2.11 of a Base Rate Loan into a LIBOR Loan or a LIBOR Loan into a Base Rate Loan, each of which may be accompanied by the transfer by a Bank (at its sole discretion) of all or a portion of its Ratable Loan from one Applicable Lending Office to another.

               "Debt" means: (1) indebtedness or liability for borrowed money, or for the deferred purchase price of property or services (including trade obligations); (2) obligations as lessee under Capital Leases; (3) current liabilities in respect of unfunded vested benefits under any Plan; (4) obligations (contingent or otherwise) in respect of letters of credit issued for the account or upon the application of any Person; (5) all obligations arising under bankers' or trade acceptance facilities; (6) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase any of the items included in this definition, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; (7) all obligations secured by any Lien on property owned by the Person whose Debt is being measured, whether or not the obligations have been assumed; and (8) all obligations under any agreement providing for contingent participation or other hedging mechanisms with respect to interest payable on any of the items described above in this definition.

               "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

               "Default Rate" means a rate per annum equal to: (1) with respect to Base Rate Loans, a variable rate three percent (3%) above the rate of interest then in effect thereon (including the Applicable Margin); and (2) with respect to LIBOR Loans and Bid Rate Loans, a fixed rate three percent (3%) above the rate(s) of interest in effect thereon (including the Applicable Margin or the LIBOR Bid Margin, as the case may be) at the time of any Default or Event of Default until the end of the then current Interest Period therefor and, thereafter, a variable rate three percent (3%) above the rate of interest for a Base Rate Loan (including the Applicable Margin).

               "Designated Lender" means a special purpose corporation that (i) shall have become a party to this Agreement pursuant to Section 12.16 and (ii) is not otherwise a Bank.

               "Designating Lender" has the meaning specified in Section 12.16.

               "Designation Agreement" means an agreement in substantially the form of EXHIBIT H, entered into by a Bank and a Designated Lender and accepted by Administrative Agent.

               "Disposition" means a sale (whether by assignment, transfer or Capital Lease) of an asset.

               "Dollars" and the sign "$" mean lawful money of the United States of America.

               "Duff & Phelps" means Duff & Phelps Credit Rating Company.

               "Elect", "Election" and "Elected" refer to elections, if any, by Borrower pursuant to Section 2.11 to have all or a portion of an advance of the Ratable Loans be outstanding as LIBOR Loans.

               "Environmental Discharge" means any discharge or release of any Hazardous Materials in violation of any applicable Environmental Law.

               "Environmental Law" means any applicable Law relating to pollution or the environment, including Laws relating to noise or to emissions, discharges, releases or threatened releases of Hazardous Materials into the work place, the community or the environment, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

               "Environmental Notice" means any written complaint, order, citation, letter, inquiry, notice or other written communication from any Person
(1) affecting or relating to Borrower's compliance with any Environmental Law in connection with any activity or operations at any time conducted by Borrower,
(2) relating to the occurrence or presence of or exposure to or possible or threatened or alleged occurrence or presence of or exposure to Environmental Discharges or Hazardous Materials at any of Borrower's locations or facilities, including, without limitation: (a) the existence of any contamination or possible or threatened contamination at any such location or facility and (b) remediation of any Environmental Discharge or Hazardous Materials at any such location or facility or any part thereof; and (3) any violation or alleged violation of any relevant Environmental Law.

               "Equity Value" means, at any time, Capitalization Value less the Total Outstanding Indebtedness.

               "ERISA" means the Employee Retirement Income Security Act of 1974, including the rules and regulations promulgated thereunder.

               "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of organizations (within the meaning of Section 414(b) of the Code) as Borrower or General Partner or is under common control (within the meaning of Section 414(c) of the Code) with Borrower or General Partner or is required to be treated as a single employer with Borrower or General Partner under Section 414(m) or 414(o) of the Code.

               "Event of Default" has the meaning specified in Section 9.01.

               "Execution Date" means the date of this Agreement.

               "Federal Funds Rate" means, for any day, the rate per annum (expressed on a 360-day basis of calculation) equal to the weighted average of the rates on overnight federal funds transactions as published by the Federal Reserve Bank of New York for such day provided that (1) if such day is not a Banking Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Banking Day as so published on the next succeeding Banking Day, and (2) if no such rate is so published on such next succeeding Banking Day, the Federal Funds Rate for such day shall be the average of the rates quoted by three Federal Funds brokers to Administrative Agent on such day on such transactions.

               "Fiscal Year" means each period from January 1 to December 31.

               "Fitch" means Fitch IBCA.

               "Fixed Charges" means, for any period of time, (1) Interest Expense plus (2) Preferred Dividend Expense and regularly scheduled principal amortization of Borrower and that attributable to Borrower's beneficial interest in its Consolidated Businesses and UJV's.

               "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in Section 5.15 (except for changes concurred in by Borrower's Accountants).

               "General Partner" has the meaning specified in the preamble.

               "Good Faith Contest" means the contest of an item if: (1) the item is diligently contested in good faith, and, if appropriate, by proceedings timely instituted; (2) adequate reserves are established with respect to the contested item; (3) during the period of such contest, the enforcement of any contested item is effectively stayed; and (4) the failure to pay or comply with the contested item during the period of the contest is not likely to result in a Material Adverse Change.

               "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               "Guaranty" means the guaranty(ies) of all or part of Borrower's obligations to be executed by General Partner.

               "Hazardous Materials" means any pollutant, effluents, emissions, contaminants, toxic or hazardous wastes or substances, as any of those terms are defined from time to time in or for the purposes of any relevant Environmental Law, including asbestos fibers and friable asbestos, polychlorinated biphenyls, and any petroleum or hydrocarbon-based products or derivatives.

               "Initial Advance" means the first advance of proceeds of the Loans.

               "Interest Expense" means, for any period of time, the consolidated interest expense, whether paid, accrued or capitalized (without deduction of consolidated interest income) of Borrower and that attributable to Borrower's beneficial interest in its Consolidated Businesses, including, without limitation or duplication (or, to the extent not so included, with the addition of), (1) the portion of any rental obligation in respect of any Capital Lease obligation allocable to interest expense in accordance with GAAP; (2) the amortization of Debt discounts; (3) any payments or fees (other than up-front fees) with respect to interest rate swap or similar agreements; and (4) the interest expense and items listed in clauses (1) through (3) above applicable to each of the UJVs (to the extent not included above) multiplied by Borrower's respective beneficial interests in the UJVs, in all cases as reflected in the applicable VRT Consolidated Financial Statements.

               "Interest Period" means, (1) with respect to any LIBOR Loan, the period commencing on the date the same is advanced, converted from a Base Rate Loan or Continued, as the case may be, and ending, as Borrower may select pursuant to Section 2.05, on the numerically corresponding day in the first, second or third calendar month thereafter (or at Administrative Agent's reasonable discretion a period of shorter duration), provided that each such Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month; and (2) with respect to any Bid Rate Loan, the period commencing on the date the same is advanced and ending, as Borrower may select pursuant to Section 2.02, on the numerically corresponding day in the first, second or third calendar month thereafter, (or at Administrative Agent's reasonable discretion a period of shorter duration) provided that each such Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month.

               "Invitation for Bid Rate Quotes" has the meaning specified in
Section 2.02(b).

               "Law" means any federal, state or local statute, law, rule, regulation, ordinance, order, code, or rule of common law, now or hereafter in effect, and in each case as amended, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including any judicial or administrative order, consent decree or judgment.

               "Letter of Credit" has the meaning specified in Section 2.16(a).

               "LIBOR Base Rate" means, with respect to any Interest Period therefor, the rate per annum quoted at approximately 11:00 a.m., London time, by the principal Stamford branch of UBS two (2) Banking Days prior to the first day of such Interest Period for the offering to leading banks in the London interbank market of Dollar deposits in immediately available funds, for a period, and in an amount, comparable to such Interest Period and principal amount of the LIBOR Loan or Bid Rate Loan, as the case may be, in question outstanding during such Interest Period.

               "LIBOR Bid Margin" has the meaning specified in Section
2.02(c)(2).

               "LIBOR Bid Rate" means the rate per annum equal to the sum of (1) the LIBOR Interest Rate for the Bid Rate Loan and Interest Period in question and (2) the LIBOR Bid Margin.

               "LIBOR Interest Rate" means, for any LIBOR Loan or Bid Rate Loan, a rate per annum determined by Administrative Agent to be equal to the quotient of (1) the LIBOR Base Rate for such LIBOR Loan or Bid Rate Loan, as the case may be, for the Interest Period therefor divided by (2) one minus the LIBOR Reserve Requirement for such LIBOR Loan or Bid Rate Loan, as the case may be, for such Interest Period.

               "LIBOR Loan" means all or any portion (as the context requires) of any Bank's Ratable Loan which shall accrue interest at rate(s) determined in relation to LIBOR Interest Rate(s).

               "LIBOR Reserve Requirement" means, for any LIBOR Loan or Bid Rate Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during the Interest Period for such LIBOR Loan or Bid Rate Loan under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding One Billion Dollars ($1,000,000,000) against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the LIBOR Reserve Requirement shall also reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (1) any category of liabilities which includes deposits by reference to which the LIBOR Base Rate is to be determined as provided in the definition of "LIBOR Base Rate" in this Section 1.01 or (2) any category of extensions of credit or other assets which include loans the interest rate on which is determined on the basis of rates referred to in said definition of "LIBOR Base Rate".

               "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment for collateral purposes, deposit arrangement, lien (statutory or other), or other security agreement or charge of any kind or nature whatsoever of any third party (excluding any right of setoff but including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

               "Loan" means, with respect to each Bank, its Ratable Loan and Bid Rate Loan(s), collectively.

               "Loan Commitment" means, with respect to each Bank, the obligation to make a Ratable Loan in the principal amount set forth below, as such amount may be reduced from time to time in accordance with the provisions of Section 2.15 (upon the execution of an Assignment and Assumption Agreement, the definition of Loan Commitment shall be deemed revised to reflect the assignment being effected pursuant to such Assignment and Assumption Agreement):

                                                                             Loan
                                   Bank                                   Commitment
                                   ----                                   ----------
        UBS                                                         $   70,000,000.00
        Citicorp Real Estate, Inc.                                  $   70,000,000.00
        The Chase Manhattan Bank                                    $   70,000,000.00
        Bank of America, N.A.                                       $   70,000,000.00
        Bankers Trust Company                                       $   60,000,000.00
        Bayerische Hypo- und Vereinsbank AG,
           New York Branch                                          $   60,000,000.00
        Commerzbank AG, New York Branch                             $   60,000,000.00
        PNC Bank, National Association                              $   50,000,000.00
        Fleet National Bank                                         $   70,000,000.00
        Dresdner Bank AG, New York Branch
          and Grand Cayman Branches                                 $   50,000,000.00
        The Bank of New York                                        $   45,000,000.00
        Bayerische Landesbank Cayman Islands Branch                 $   55,000,000.00
        First Union National Bank                                   $   25,000,000.00
        Comerica Bank                                               $   10,000,000.00
        Summit Bank                                                 $   20,000,000.00
        KBC Bank, N.V.                                              $   20,000,000.00
        Israel Discount Bank of New York                            $   20,000,000.00
        DG Bank Deutsche Genossenschaftbank AG                      $   20,000,000.00
        Erste Bank, New York                                        $   20,000,000.00
        Citizens Bank of Massachusetts                              $   15,000,000.00
        Chang Hwa Commercial Bank, Ltd., New York Branch            $   15,000,000.00
        ING (U.S.) Capital LLC                                      $   20,000,000.00
        LaSalle Bank National Association                           $   20,000,000.00
        Credit Suisse First Boston                                  $   20,000,000.00
        Lehman Commercial Paper Inc.                                $   25,000,000.00
        Wells Fargo Bank, National Association                      $   20,000,000.00

                                  Total                             $1,000,000,000.00
                                                                    =================


               "Loan Documents" means this Agreement, the Notes, the Guaranty, the Authorization Letter and the Solvency Certificate.

               "Material Adverse Change" means either (1) a material adverse change in the status of the business, results of operations, financial condition or property of Borrower or General Partner or (2) any event or occurrence of whatever nature which is likely to have a material adverse effect on the ability of Borrower or General Partner to perform their obligations under the Loan Documents.

               "Material Affiliates" means the Affiliates of Borrower listed on EXHIBIT F.

               "Maturity Date" means July 16, 2003.

               "Moody's" means Moody's Investors Service, Inc.

               "Multiemployer Plan" means a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by Borrower or General Partner or any ERISA Affiliate and which is covered by Title IV of ERISA.

               "Note" and "Notes" have the respective meanings specified in
Section 2.08.

               "Obligations" means each and every obligation, covenant and agreement of Borrower, now or hereafter existing, contained in this Agreement, and any of the other Loan Documents, whether for principal, reimbursement obligations, interest, fees, expenses, indemnities or otherwise, and any amendments or supplements thereto, extensions or renewals thereof or replacements therefor, including but not limited to all indebtedness, obligations and liabilities of Borrower to Administrative Agent and any Bank now existing or hereafter incurred under or arising out of or in connection with the Notes, this Agreement, the other Loan Documents, and any documents or instruments executed in connection therewith; in each case whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, and including all indebtedness of Borrower under any instrument now or hereafter evidencing or securing any of the foregoing.

               "Parent" means, with respect to any Bank, any Person controlling such Bank.

               "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

               "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company, Governmental Authority or other entity of whatever nature.

               "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by Borrower or General Partner or any ERISA Affiliate and which is covered by Title IV of ERISA or to which Section 412 of the Code applies.

               "Preferred Dividend Expense" means preferred dividends and preferred distributions paid, without duplication, to holders of units or other interests in Borrower or General Partner.

               "presence", when used in connection with any Environmental Discharge or Hazardous Materials, means and includes presence, generation, manufacture, installation, treatment, use, storage, handling, repair, encapsulation, disposal, transportation, spill, discharge and release.

               "Prime Rate" means that rate of interest from time to time announced by UBS at its Principal Office as its prime commercial lending rate.

               "Principal Office" means the principal office of UBS in the United States, presently located at 677 Washington Boulevard, Stamford, Connecticut.

               "Pro Rata Share" means, for purposes of this Agreement and with respect to each Bank, a fraction, the numerator of which is the amount of such Bank's Loan Commitment and the denominator of which is the Total Loan Commitment.

               "Prohibited Transaction" means any transaction set forth in
Section 406 of ERISA or Section 4975 of the Code.

               "Ratable Loan" has the meaning specified in Section 2.01(b).

               "Ratable Loan Note" has the meaning specified in Section 2.08.

               "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time, or any similar Law from time to time in effect.

               "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time, or any similar Law from time to time in effect.

               "Regulatory Change" means, with respect to any Bank, any change after the date of this Agreement in United States federal, state, municipal or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States, federal, state, municipal or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

               "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty (30) day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg.
Section 2615.

               "Required Banks" means at any time the Banks having Pro Rata Shares aggregating at least 66 2/3%; provided, however, that during the existence of an Event of Default, the "Required Banks" shall be the Banks holding at least 66 2/3% of the then aggregate unpaid principal amount of the Loans.

               "SEC Reports" means the reports required to be delivered to the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

               "Secured Indebtedness" means that portion of Total Outstanding Indebtedness that is secured.

               "Solvency Certificate" means a certificate in substantially the form of EXHIBIT D, to be delivered by Borrower pursuant to the terms of this Agreement.

               "Solvent" means, when used with respect to any Person, that (1) the fair value of the property of such Person, on a going concern basis, is greater than the total amount of liabilities (including, without limitation, contingent liabilities) of such Person; (2) the present fair saleable value of the assets of such Person, on a going concern basis, is not less than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured; (3) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; (4) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged; and (5) such Person has sufficient resources, provided that such resources are prudently utilized, to satisfy all of such Person's obligations. Contingent liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

               "S&P" means Standard & Poor's Ratings Services, a division of McGraw-Hill Companies.

               "Total Loan Commitment" means an amount equal to the aggregate amount of all Loan Commitments.

               "Total Outstanding Indebtedness" means the sum, without duplication, of (1) Consolidated Outstanding Indebtedness, (2) VRT's Share of UJV Outstanding Indebtedness and (3) Contingent Liabilities.

               "UJV Outstanding Indebtedness" means, as of any time, all indebtedness and liability for borrowed money, secured or unsecured, of the UJV's, including mortgage and other notes payable but excluding any indebtedness which is margin indebtedness secured by cash and cash equivalent securities, all as reflected in the balance sheets of each of the UJVs, prepared in accordance with GAAP.

               "UJVs" means the unconsolidated joint ventures in which Borrower owns a beneficial interest and which are accounted for under the equity method in the VRT Consolidated Financial Statements. Alexander's, Inc. shall not be deemed to be a UJV.

               "Unencumbered Assets" means, collectively, assets, reflected on the VRT Consolidated Financial Statements, wholly owned, directly or indirectly, by Borrower and not subject to any Lien to secure all or any portion of Secured Indebtedness and assets of UJVs which are not subject to any Lien to secure all or any portion of Secured Indebtedness.

               "Unencumbered Combined EBITDA" means that portion of Combined EBITDA attributable to Unencumbered Assets.

               "Unfunded Current Liability" of any Plan means the amount, if any, by which the actuarial present value of accumulated plan benefits as of the close of its most recent plan year, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with
Section 412 of the Code.

               "Unsecured Debt Yield" means, at any time, the ratio, expressed as a percentage, of (1) Unencumbered Combined EBITDA for the most recently ended calendar quarter, annualized (i.e., multiplied by four (4)) to (2) Unsecured Indebtedness. For the purposes of this definition, for any acquisition or Disposition of any asset or assets during such calendar quarter, (a) in the case of an acquisition, Combined EBITDA will include actual Combined EBITDA generated from such asset or assets, annualized based upon the number of days in such calendar quarter that such asset or assets are owned by Borrower and (b) in the case of a Disposition, Combined EBITDA will be reduced by actual Combined EBITDA generated from such asset or assets.

               "Unsecured Indebtedness" means that portion of Total Outstanding Indebtedness that is unsecured plus that portion of Secured Indebtedness which is recourse to Borrower or General Partner.

               "Unsecured Interest Expense" means that portion of Interest Expense attributable to Unsecured Indebtedness.

               "VRT Consolidated Financial Statements" means, collectively, the consolidated balance sheet and related consolidated statements of operations, accumulated deficiency in assets and cash flows, and footnotes thereto, of each of General Partner and Borrower, in each case prepared in accordance with GAAP.

               "VRT Principals" means the trustees, officers and directors of Borrower (other than General Partner) or General Partner at any applicable time.

               "VRT's Share of UJV Outstanding Indebtedness" means the sum of the indebtedness of each of the UJVs contributing to UJV Outstanding Indebtedness multiplied by Borrower's respective beneficial fractional interests in each such UJV.

               SECTION 1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP.

               SECTION 1.03. Computation of Time Periods. Except as otherwise provided herein, in this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and words "to" and "until" each means "to but excluding".

               SECTION 1.04. Rules of Construction. When used in this Agreement:
(1) "or" is not exclusive; (2) a reference to a Law includes any amendment or modification to such

Law; (3) a reference to a Person includes its permitted successors and permitted assigns; (4) except as provided otherwise, all references to the singular shall include the plural and vice versa; (5) except as provided in this Agreement, a reference to an agreement, instrument or document shall include such agreement, instrument or document as the same may be amended, modified or supplemented from time to time in accordance with its terms and as permitted by the Loan Documents; (6) all references to Articles or Sections shall be to Articles and Sections of this Agreement unless otherwise indicated; and (7) all Exhibits to this Agreement shall be incorporated into this Agreement.

                                   ARTICLE II

                                    THE LOANS

               SECTION 2.01.  Ratable Loans; Bid Rate Loans; Purpose.   (a)
Subject to the terms and conditions of this Agreement, the Banks agree to make loans to Borrower as provided in this Article II.

               (b) Each of the Banks severally agrees to make a loan to Borrower (each such loan by a Bank, a "Ratable Loan") in an amount up to its Loan Commitment pursuant to which the Bank shall from time to time advance and re-advance to Borrower an amount equal to its Pro Rata Share of the excess (the "Available Total Loan Commitment") of the Total Loan Commitment over the sum of
(1) all previous advances (including Bid Rate Loans) made by the Banks which remain unpaid and (2) the outstanding amount of all Letters of Credit. Within the limits set forth herein, Borrower may borrow from time to time under this paragraph (b) and prepay from time to time pursuant to Section 2.09 (subject, however, to the restrictions on prepayment set forth in said Section), and thereafter re-borrow pursuant to this paragraph (b). The Ratable Loans may be outstanding as: (1) Base Rate Loans; (2) LIBOR Loans; or (3) a combination of the foregoing, as Borrower shall elect and notify Administrative Agent in accordance with Section 2.13. The LIBOR Loan, Bid Rate Loan and Base Rate Loan of each Bank shall be maintained at such Bank's Applicable Lending Office.

               (c) In addition to Ratable Loans pursuant to paragraph (b) above, so long as Borrower's Credit Rating is BBB- or better by S&P and Baa3 or better by Moody's, one or more Banks may, at Borrower's request and in their sole discretion, make non-ratable loans which shall bear interest at the LIBOR Bid Rate in accordance with Section 2.02 (such loans being referred to in this Agreement as "Bid Rate Loans"). Borrower may borrow Bid Rate Loans from time to time pursuant to this paragraph (c) in an amount up to the Available Total Loan Commitment at the time of the borrowing (taking into account any repayments of the Loans made simultaneously therewith) and shall repay such Bid Rate Loans as required by Section 2.08, and it may thereafter re-borrow pursuant to this paragraph (c) or paragraph (b) above; provided, however, that the aggregate outstanding principal amount of Bid Rate Loans at any particular time shall not exceed the Bid Borrowing Limit.

               (d) The obligations of the Banks under this Agreement are several, and no Bank shall be responsible for the failure of any other Bank to make any advance of a Loan to be made by such other Bank. However, the failure of any Bank to make any advance of the Loan to be made by it hereunder on the date specified therefor shall not relieve any other Bank of its obligation to make any advance of its Loan specified hereby to be made on such date.

               (e) Borrower shall use the proceeds of the Loans for general capital and working capital purposes of Borrower and its Consolidated Businesses and UJVs, including costs incurred in connection with real estate acquisitions and/or developments. In no event shall proceeds of the Loans be used for any illegal purpose or for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U, or in connection with any hostile acquisition.

               SECTION 2.02. Bid Rate Loans. (a) When Borrower has the Borrower's Credit Rating required by Section 2.01(c) and wishes to request offers from the Banks to make Bid Rate Loans, it shall transmit to Administrative Agent by facsimile a request (a "Bid Rate Quote Request") substantially in the form of EXHIBIT G-1 so as to be received not later than 10:30 a.m. (New York time) on the fifth Banking Day prior to the date for funding of the Bid Rate Loan(s) proposed therein, specifying:

                  (1) the proposed date of funding of the Bid Rate Loan(s), which shall be a Banking Day;

                  (2) the aggregate amount of the Bid Rate Loans requested, which shall be Twenty-Five Million Dollars ($25,000,000) or a larger integral multiple of One Million Dollars ($1,000,000); and

                  (3) the duration of the Interest Period(s) applicable thereto, subject to the provisions of the definition of "Interest Period" in
        Section 1.01.

Borrower may request offers to make Bid Rate Loans for more than one (1) Interest Period in a single Bid Rate Quote Request. No Bid Rate Quote Request may be submitted by Borrower sooner than thirty (30) days after the submission of any other Bid Rate Quote Request.

               (b) Promptly upon receipt of a Bid Rate Quote Request, Administrative Agent shall send to the Banks by facsimile an invitation (an "Invitation for Bid Rate Quotes") substantially in the form of EXHIBIT G-2, which shall constitute an invitation by Borrower to the Banks to submit Bid Rate Quotes offering to make Bid Rate Loans to which such Bid Rate Quote Request relates in accordance with this Section 2.02.

               (c) (1) Each Bank may submit a Bid Rate Quote containing an offer or offers to make Bid Rate Loans in response to any Invitation for Bid Rate Quotes. Each Bid Rate Quote must comply with the requirements of this paragraph
(c) and must be submitted to Administrative Agent by facsimile not later than 2:00 p.m. (New York time) on the fourth Banking Day prior to the proposed date of the Bid Rate Loan(s); provided that Bid Rate Quotes submitted by UBS (or any Affiliate of Administrative Agent) in its capacity as a Bank may be submitted, and may only be submitted, if UBS or such Affiliate notifies Borrower of the terms of the offer or offers contained therein not later than one (1) hour prior to the deadline for the other

Banks. Any Bid Rate Quote so made shall (subject to Borrower's satisfaction of the conditions precedent set forth in this Agreement to its entitlement to an advance) be irrevocable except with the written consent of Administrative Agent given on the instructions of Borrower. Bid Rate Loans to be funded pursuant to a Bid Rate Quote may, as provided in Section 12.16, be funded by a Bank's Designated Lender. A Bank making a Bid Rate Quote shall specify in its Bid Rate Quote whether the related Bid Rate Loans are intended to be funded by such Bank's Designated Lender, as provided in Section 12.16.

               (2) Each Bid Rate Quote shall be in substantially the form of EXHIBIT G-3 and shall in any case specify:

               (i) the proposed date of funding of the Bid Rate Loan(s);

               (ii) the principal amount of the Bid Rate Loan(s) for which each such offer is being made, which principal amount (w) may be greater than or less than the Loan Commitment of the quoting Bank, (x) must be in the aggregate Twenty-Five Million Dollars ($25,000,000) or a larger integral multiple of One Million Dollars ($1,000,000), (y) may not exceed the principal amount of Bid Rate Loans for which offers were requested and
        (z) may be subject to an aggregate limitation as to the principal amount of Bid Rate Loans for which offers being made by such quoting Bank may be accepted;

               (iii) the margin above or below the applicable LIBOR Interest Rate (the "LIBOR Bid Margin") offered for each such Bid Rate Loan, expressed as a percentage per annum (specified to the nearest 1/1,000th of 1%) to be added to (or subtracted from) the applicable LIBOR Interest Rate;

               (iv) the applicable Interest Period; and

               (v) the identity of the quoting Bank.

A Bid Rate Quote may set forth up to three (3) separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Bid Rate Quotes.

               (3) Any Bid Rate Quote shall be disregarded if it:

                (i) is not substantially in conformity with EXHIBIT G-3 or does not specify all of the information required by sub-paragraph (c)(2) above;

                (ii) contains qualifying, conditional or similar language (except for an aggregate limitation as provided in sub-paragraph
        (c)(2)(ii) above);

                (iii) proposes terms other than or in addition to those set forth in the applicable Invitation for Bid Rate Quotes (except for an aggregate limitation as provided in sub-paragraph (c)(2)(ii) above); or

                (iv) arrives after the time set forth in sub-paragraph (c)(1) above.

               (d) Administrative Agent shall on the Banking Day of receipt thereof notify Borrower in writing of the terms of (x) any Bid Rate Quote submitted by a Bank that is in accordance with paragraph (c) and (y) any Bid Rate Quote that amends, modifies or is otherwise inconsistent with a previous Bid Rate Quote submitted by such Bank with respect to the same Bid Rate Quote Request. Any such subsequent Bid Rate Quote shall be disregarded by Administrative Agent unless such subsequent Bid Rate Quote is submitted solely to correct a manifest error in such former Bid Rate Quote. Administrative Agent's notice to Borrower shall specify (A) the aggregate principal amount of Bid Rate Loans for which offers have been received for each Interest Period specified in the related Bid Rate Quote Request, (B) the respective principal amounts and LIBOR Bid Margins so offered and (C) if applicable, limitations on the aggregate principal amount of Bid Rate Loans for which offers in any single Bid Rate Quote may be accepted.

               (e) Not later than 4:00 p.m. (New York time) on the fourth Banking Day prior to the proposed date of funding of the Bid Rate Loan, Borrower shall notify Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to paragraph (d). A notice of acceptance shall be substantially in the form of EXHIBIT G-4 and shall specify the aggregate principal amount of offers for each Interest Period that are accepted. Borrower may accept any Bid Rate Quote in whole or in part; provided that:

                (i) the principal amount of each Bid Rate Loan may not exceed the applicable amount set forth in the related Bid Rate Quote Request or be less than Five Million Dollars ($5,000,000) and shall be an integral multiple of One Hundred Thousand Dollars ($100,000);

                (ii) acceptance of offers with respect to a particular Interest Period may only be made on the basis of ascending LIBOR Bid Margins offered for such Interest Period from the lowest effective cost; and

                (iii) Borrower may not accept any offer that is described in sub-paragraph (c)(3) or that otherwise fails to comply with the requirements of this Agreement.

                (f) If offers are made by two (2) or more Banks with the same LIBOR Bid Margins, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Bid Rate Loans in respect of which such offers are accepted shall be allocated by Administrative Agent among such Banks as nearly as possible (in multiples of One Hundred Thousand Dollars ($100,000), as Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Administrative Agent shall promptly (and in any event within one (1) Banking Day after such offers are accepted) notify Borrower and each such Bank in writing of any such allocation of Bid Rate Loans. Determinations by Administrative Agent of the allocation of Bid Rate Loans shall be conclusive in the absence of manifest error.

                (g) In the event that Borrower accepts the offer(s) contained in one (1) or more Bid Rate Quotes in accordance with paragraph (e), the Bank(s) making such offer(s) shall make a Bid Rate Loan in the accepted amount (as allocated, if necessary, pursuant to paragraph (f)) on the date specified therefor, in accordance with the procedures specified in Section 2.04.

               (h) Notwithstanding anything to the contrary contained herein, each Bank shall be required to fund its Pro Rata Share of the Available Total Loan Commitment in accordance with Section 2.01(b) despite the fact that any Bank's Loan Commitment may have been or may be exceeded as a result of such Bank's making Bid Rate Loans.

               (i) A Bank who is notified that it has been selected to make a Bid Rate Loan as provided above may designate its Designated Lender (if any) to fund such Bid Rate Loan on its behalf, as described in Section 12.16. Any Designated Lender which funds a Bid Rate Loan shall on and after the time of such funding become the obligee under such Bid Rate Loan and be entitled to receive payment thereof when due. No Bank shall be relieved of its obligation to fund a Bid Rate Loan, and no Designated Lender shall assume such obligation, prior to the time the applicable Bid Rate Loan is funded.

               SECTION 2.03. Advances, Generally. The Initial Advance shall be in the minimum amount of One Million Dollars ($1,000,000) and in integral multiples of One Hundred Thousand Dollars ($100,000) above such amount and shall be made upon satisfaction of the conditions set forth in Section 4.01. Subsequent advances shall be made no more frequently than weekly thereafter, upon satisfaction of the conditions set forth in Section 4.02. The amount of each advance subsequent to the Initial Advance shall be in the minimum amount of One Million Dollars ($1,000,000) (unless less than One Million Dollars ($1,000,000) is available for disbursement pursuant to the terms hereof at the time of any subsequent advance, in which case the amount of such subsequent advance shall be equal to such remaining availability) and in integral multiples of One Hundred Thousand Dollars ($100,000) above such amount. Additional restrictions on the amounts and timing of, and conditions to the making of, advances of Bid Rate Loans are set forth in Section 2.02.

               Each advance shall be subject, in addition to the limitations and conditions applicable to advances of the Loans generally, to Administrative Agent's receipt, on or immediately prior to the date the request for such advance is made, of a certificate from the officer requesting the advance (1) certifying that Borrower is in compliance with all covenants enumerated in paragraph 3(b) of Section 6.09 and containing covenant compliance calculations that include the pro-forma adjustments described below, which calculations shall demonstrate Borrower's compliance, on a pro-forma basis, as of the end of the most recently ended calendar quarter for which financial results have been reported by Borrower as required hereunder, with such covenants and (2) setting forth the use of the advance, the income projected to be generated from such advance for purposes of determining Combined EBITDA and the type of income so generated.

               In connection with each advance of Loan proceeds, the following pro-forma adjustments shall be made to the covenant compliance calculations required as of the end of the most recently ended calendar quarter for which financial results are required hereunder to have been reported by Borrower:

                  (i) Total Outstanding Indebtedness and Unsecured Indebtedness shall be adjusted by adding thereto, respectively, all indebtedness and unsecured indebtedness that is incurred by Borrower in connection with the advance;

                  (ii) Combined EBITDA, for any period, shall be adjusted by adding the income to be included as provided in Borrower's certificate; and

                  (iii) Interest Expense for any period, shall be adjusted by adding thereto interest expense to be incurred by Borrower in connection with the advance.

               SECTION 2.04. Procedures for Advances. In the case of advances of Ratable Loans, Borrower shall submit to Administrative Agent a request for each advance, stating the amount requested and the expected purpose for which such advance is to be used, no later than 10:00 a.m. (New York time) on the date, in the case of advances of Base Rate Loans, which is one (1) Banking Day, and, in the case of advances of LIBOR Loans, which is three (3) Banking Days, prior to the date the advance is to be made. In the case of advances of Bid Rate Loans, Borrower shall submit a Bid Rate Quote Request at the time specified in Section 2.02, accompanied by a statement of the expected purpose for which such advance is to be used. Administrative Agent, upon its receipt and approval of the request for advance, will so notify the Banks either by telephone or by facsimile. Not later than 11:00 a.m. (New York time) on the date of each advance, each Bank (in the case of Ratable Loans) or the applicable Bank(s) (in the case of Bid Rate Loans) shall, through its Applicable Lending Office and subject to the conditions of this Agreement, make the amount to be advanced by it on such day available to Administrative Agent, at Administrative Agent's Office and in immediately available funds for the account of Borrower. The amount so received by Administrative Agent shall, subject to the conditions of this Agreement, be made available to Borrower, in immediately available funds, by Administrative Agent's crediting account number 2017537183 of Borrower maintained at Fleet Bank.

               SECTION 2.05. Interest Periods; Renewals. In the case of the LIBOR Loans, Borrower shall select an Interest Period of any duration in accordance with the definition of Interest Period in Section 1.01, subject to the following limitations: (1) no Interest Period may extend beyond the Maturity Date; (2) if an Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next Banking Day, unless such Banking Day would fall in the next calendar month, in which event such Interest Period shall end on the immediately preceding Banking Day; and (3) only eight
(8) discrete segments of a Bank's Ratable Loan bearing interest at a LIBOR Interest Rate for a designated Interest Period pursuant to a particular Election, Conversion or Continuation, may be outstanding at any one time (each such segment of each Bank's Ratable Loan corresponding to a proportionate segment of each of the other Banks' Ratable Loans).

               Upon notice to Administrative Agent as provided in Section 2.13, Borrower may Continue any LIBOR Loan on the last day of the Interest Period of the same or different duration in accordance with the limitations provided above.

               SECTION 2.06. Interest. Borrower shall pay interest to Administrative Agent for the account of the applicable Bank on the outstanding and unpaid principal amount of the Loans, at a rate per annum as follows: (1) for Base Rate Loans at a rate equal to the Base Rate plus the Applicable Margin;
(2) for LIBOR Loans at a rate equal to the applicable LIBOR Interest Rate plus the Applicable Margin; and (3) for Bid Rate Loans at a rate equal to the applicable LIBOR Bid Rate. Any principal amount not paid when due (when scheduled, at acceleration or otherwise) shall bear interest thereafter, payable on demand, at the Default Rate.

               The interest rate on Base Rate Loans shall change when the Base Rate changes. Interest on Base Rate Loans, LIBOR Loans and Bid Rate Loans shall not exceed the maximum amount permitted under applicable law. Interest shall be calculated for the actual number of days elapsed on the basis of, in the case of Base Rate Loans, LIBOR Loans and Bid Rate Loans, three hundred sixty (360) days.

               Accrued interest shall be due and payable in arrears, (x) in the case of both Base Rate Loans and LIBOR Loans, on the first Banking Day of each calendar month and (y) in the case of Bid Rate Loans, at the expiration of the Interest Period applicable thereto; provided, however, that interest accruing at the Default Rate shall be due and payable on demand.

               SECTION 2.07. Fees. Borrower shall, during the term of the Loans commencing as of the Closing Date, pay to Administrative Agent for the account of each Bank a commitment fee computed (1) during periods when Borrower's Credit Rating is below BBB- by S&P or below Baa3 by Moody's or unrated, on the daily unused Loan Commitment of such Bank and (2) during periods when Borrower's Credit Rating is BBB- or higher by S&P and Baa3 or higher by Moody's, on the daily Loan Commitment of such Bank, in either such case at a rate per annum equal to the daily Commitment Fee Rate, calculated on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed. The accrued commitment fee shall be due and payable in arrears on the first day of October, January, April and July of each year, commencing on the first such date after the Closing Date, and upon the Maturity Date (as the case may be accelerated) or earlier termination of the Loan Commitments.

               SECTION 2.08. Notes. The Ratable Loan made by each Bank under this Agreement shall be evidenced by, and repaid with interest in accordance with, a promissory note of Borrower in the form of EXHIBIT B duly completed and executed by Borrower, in the principal amount equal to such Bank's Loan Commitment, payable to such Bank for the account of its Applicable Lending Office (each such note, as the same may hereafter be amended, modified, extended, severed, assigned, substituted, renewed or restated from time to time, including any substitute note pursuant to Section 3.07 or 12.05, a "Ratable Loan Note"). The Bid Rate Loans of the Banks shall be evidenced by a single global promissory note of Borrower in the form of EXHIBIT C, duly completed and executed by Borrower, in the principal amount of Five Hundred Million Dollars ($500,000,000), payable to Administrative Agent for the account of the respective Banks making Bid Rate Loans (such note, as the same may hereafter be amended, modified, extended, severed, assigned, substituted, renewed or restated from time to time, the "Bid Rate Loan Note"). A particular Bank's Ratable Loan Note, together with its interest, if any, in the Bid Rate Loan Note, are referred to collectively in this Agreement as such Bank's "Note"; all such Ratable Loan Notes and interests are referred to collectively in this

Agreement as the "Notes". The Ratable Loan Notes shall mature, and all outstanding principal and accrued interest and other sums thereunder shall be paid in full, on the Maturity Date, as the same may be accelerated. The outstanding principal amount of each Bid Rate Loan evidenced by the Bid Rate Loan Note, and all accrued interest and other sums with respect thereto, shall become due and payable to the Bank making such Bid Rate Loan at the earlier of the expiration of the Interest Period applicable thereto or the Maturity Date, as the same may be accelerated.

               Each Bank is hereby authorized by Borrower to endorse on the schedule attached to the Ratable Loan Note held by it, the amount of each advance, and each payment of principal received by such Bank for the account of its Applicable Lending Office(s) on account of its Ratable Loan, which endorsement shall, in the absence of manifest error, be conclusive as to the outstanding balance of the Ratable Loan made by such Bank. Administrative Agent is hereby authorized by Borrower to endorse on the schedule attached to the Bid Rate Loan Note the amount of each Bid Rate Loan, the name of the Bank making the same, the date of the advance thereof, the interest rate applicable thereto and the expiration of the Interest Period applicable thereto (i.e., the maturity date thereof). The failure by Administrative Agent or any Bank to make such notations with respect to the Loans or each advance or payment shall not limit or otherwise affect the obligations of Borrower under this Agreement or the Notes.

               SECTION 2.09. Prepayments. Without prepayment premium or penalty but subject to Section 3.05, Borrower may, upon at least one (1) Banking Day's notice to Administrative Agent in the case of the Base Rate Loans, and at least three (3) Banking Days' notice to Administrative Agent in the case of LIBOR Loans, prepay the Ratable Loans in whole or, with respect to Base Rate Loans only, in part, provided that (1) any partial prepayment under this Section shall be in integral multiples of One Million Dollars ($1,000,000); and (2) each prepayment under this Section shall include, at Administrative Agent's option, all interest accrued on the amount of principal prepaid to (but excluding) the date of prepayment.

               SECTION 2.10. Method of Payment. Borrower shall make each payment under this Agreement and under the Notes not later than 11:00 a.m. (New York time) on the date when due in Dollars to Administrative Agent at Administrative Agent's Office in immediately available funds. Administrative Agent will thereafter, on the day of its receipt of each such payment, cause to be distributed to each Bank (1) such Bank's appropriate share (based upon the respective outstanding principal amounts and interest due under the Notes of the Banks) of the payments of principal and interest in like funds for the account of such Bank's Applicable Lending Office; and (2) fees payable to such Bank in accordance with the terms of this Agreement. Borrower hereby authorizes Administrative Agent and the Banks, if and to the extent payment by Borrower is not made when due under this Agreement or under the Notes, to charge from time to time against any account Borrower maintains with Administrative Agent or any Bank any amount so due to Administrative Agent and/or the Banks.

               Except to the extent provided in this Agreement, whenever any payment to be made under this Agreement or under the Notes is due on any day other than a Banking Day, such payment shall be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of the payment of interest and other fees, as the case may be.

               SECTION 2.11. Elections, Conversions or Continuation of Loans. Subject to the provisions of Article III and Sections 2.05 and 2.12, Borrower shall have the right to Elect to have all or a portion of any advance of the Ratable Loans be LIBOR Loans, to Convert Base Rate Loans into LIBOR Loans, to Convert LIBOR Loans into Base Rate Loans, or to Continue LIBOR Loans as LIBOR Loans, at any time or from time to time, provided that: (1) Borrower shall give Administrative Agent notice of each such Election, Conversion or Continuation as provided in Section 2.13; and (2) a LIBOR Loan may be Continued only on the last day of the applicable Interest Period for such LIBOR Loan. Except as otherwise provided in this Agreement, each Election, Continuation and Conversion shall be applicable to each Bank's Ratable Loan in accordance with its Pro Rata Share.

               SECTION 2.12. Minimum Amounts. With respect to the Ratable Loans as a whole, each Election and each Conversion shall be in an amount at least equal to Three Million Dollars ($3,000,000) and in integral multiples of One Hundred Thousand Dollars ($100,000).

               SECTION 2.13. Certain Notices Regarding Elections, Conversions and Continuations of Loans. Notices by Borrower to Administrative Agent of Elections, Conversions and Continuations of LIBOR Loans shall be irrevocable and shall be effective only if received by Administrative Agent not later than 10:00 a.m. (New York time) on the number of Banking Days prior to the date of the relevant Election, Conversion or Continuation specified below:

                                                                             Number of
                                  Notice                                 Banking Days Prior
                                  ------                                 ------------------
     Conversions into Base Rate Loans                                         one (1)

     Elections of, Conversions into or Continuations as LIBOR Loans          three (3)

Promptly following its receipt of any such notice, Administrative Agent shall so advise the Banks either by telephone or by facsimile. Each such notice of Election shall specify the portion of the amount of the advance that is to be LIBOR Loans (subject to Section 2.12) and the duration of the Interest Period applicable thereto (subject to Section 2.05); each such notice of Conversion shall specify the LIBOR Loans or Base Rate Loans to be Converted; and each such notice of Conversion or Continuation shall specify the date of Conversion or Continuation (which shall be a Banking Day), the amount thereof (subject to Section 2.12) and the duration of the Interest Period applicable thereto (subject to Section 2.05). In the event that Borrower fails to Elect to have any portion of an advance of the Ratable Loans be LIBOR Loans, the entire amount of such advance shall constitute Base Rate Loans. In the event that Borrower fails to Continue LIBOR Loans within the time period and as otherwise provided in this Section, such LIBOR Loans will be automatically Converted into Base Rate Loans on the last day of the then current applicable Interest Period for such LIBOR Loans.

               SECTION 2.14. Late Payment Premium. Borrower shall pay to Administrative Agent for the account of the Banks a late payment premium in the amount of 4% of any payments of principal or interest under the Loans made more than ten (10) days after the due date thereof, which shall be due with any such late payment.

               SECTION 2.15. Changes of Commitments. (a) At any time, Borrower shall have the right, without premium or penalty, to terminate any unused Loan Commitments existing as of the date of such termination, in whole or in part, from time to time, provided that: (1) Borrower shall give notice of each such termination to Administrative Agent (which shall promptly notify each of the Banks) no later than 10:00 a.m. (New York time) on the date which is fifteen
(15) Banking Days prior to the effectiveness of such termination; (2) the Loan Commitments of each of the Banks must be terminated ratably and simultaneously with those of the other Banks; and (3) each partial termination of the Loan Commitments as a whole (and corresponding reduction of the Total Loan Commitment) shall be in an integral multiple of One Million Dollars ($1,000,000).

               (b) The Loan Commitments, to the extent terminated, may not be reinstated.

               SECTION 2.16. Letters of Credit. (a) Borrower, by notice to Administrative Agent, may request, in lieu of advances of proceeds of the Ratable Loans, that Administrative Agent issue unconditional, irrevocable standby letters of credit (each, a "Letter of Credit") for the account of Borrower, payable by sight drafts, for such beneficiaries and with such other terms as Borrower shall specify. Promptly upon issuance of a Letter of Credit, Administrative Agent shall notify each of the Banks by telephone or by facsimile.

               (b) The amount of any such Letter of Credit shall be limited to the lesser of (1) Two Hundred Fifty Million Dollars ($250,000,000) less the amount of all other Letters of Credit then issued and outstanding or (2) the Available Total Loan Commitment, it being understood that the amount of each Letter of Credit issued and outstanding shall effect a reduction, by an equal amount, of the Available Total Loan Commitment as provided in Section 2.01(b) (such reduction to be allocated to each Bank's Loan Commitment ratably in accordance with the Banks' respective Pro Rata Shares).

               (c) The amount of each Letter of Credit shall be further subject to the conditions and limitations applicable to amounts of advances set forth in
Section 2.03 and the procedures for the issuance of each Letter of Credit shall be the same as the procedures applicable to the making of advances as set forth in the first sentence of Section 2.04.

               (d) Administrative Agent's issuance of each Letter of Credit shall be subject to Borrower's satisfaction of all conditions precedent to its entitlement to an advance of proceeds of the Loans.

               (e) Each Letter of Credit shall expire no later than the earlier of (x) one (1) month prior to the Maturity Date or (y) one (1) year after the date of its issuance.

               (f) In connection with, and as a further condition to the issuance of, each Letter of Credit, Borrower shall execute and deliver to Administrative Agent an application for the Letter of Credit on Administrative Agent's standard form therefor, together with such other documents, opinions and assurances as Administrative Agent shall reasonably require.

               (g) In connection with each Letter of Credit, Borrower hereby covenants to pay to Administrative Agent the following fees, each payable quarterly in arrears (on the first Banking Day of each calendar quarter following the issuance of the Letter of Credit): (i) a fee, payable to Administrative Agent for the account of the Banks, computed daily on the amount of the Letter of Credit issued and outstanding at a rate per annum equal to the "Banks' L/C Fee Rate" (as hereinafter defined) and (ii) a fee, payable to Administrative Agent for its own account, computed daily on the amount of the Letter of Credit issued and outstanding at a rate per annum of 0.125%. For purposes of this Agreement, the "Banks' L/C Fee Rate" shall mean, at any time, a rate per annum equal to the Applicable Margin for LIBOR Loans less 0.125% per annum. It is understood and agreed that the last installment of the fees provided for in this paragraph (g) with respect to any particular Letter of Credit shall be due and payable on the first day of the calendar quarter following the return, undrawn, or cancellation, of such Letter of Credit.

               (h) The parties hereto acknowledge and agree that, immediately upon notice from Administrative Agent of any drawing under a Letter of Credit, each Bank shall, notwithstanding the existence of a Default or Event of Default or the non-satisfaction of any conditions precedent to the making of an advance of the Loans, advance proceeds of its Ratable Loan, in an amount equal to its Pro Rata Share of such drawing, which advance shall be made to Administrative Agent to reimburse Administrative Agent, for its own account, for such drawing. Each of the Banks further acknowledges that its obligation to fund its Pro Rata Share of drawings under Letters of Credit as aforesaid shall survive the Banks' termination of this Agreement or enforcement of remedies hereunder or under the other Loan Documents. If any Ratable Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under any applicable bankruptcy law with respect to Borrower), then each of the Banks shall purchase (on the date such Ratable Loan would otherwise have been made) from Administrative Agent a participation interest in any unreimbursed drawing in an amount equal to its Pro Rata Share of such unreimbursed drawing.

               (i) Borrower agrees, upon the occurrence of an Event of Default and at the request of Administrative Agent, (x) to deposit with Administrative Agent cash collateral in the amount of all the outstanding Letters of Credit, which cash collateral is hereby pledged and shall be held by Administrative Agent in an account as security for Borrower's obligations in connection with the Letters of Credit and (y) to execute and deliver to Administrative Agent such documents as Administrative Agent requests to confirm and perfect the assignment of such cash collateral and such account to Administrative Agent for the benefit of the Banks.

               (j) Any letter of credit issued and currently outstanding under the Prior Credit Agreement shall be deemed to be a Letter of Credit under this Agreement as of the Closing Date.

                                  ARTICLE III

                       YIELD PROTECTION; ILLEGALITY; ETC.

               SECTION 3.01. Additional Costs. Borrower shall pay directly to each Bank from time to time on demand such amounts as such Bank may reasonably determine to be necessary to compensate it for any increased costs which such Bank determines are attributable to its making or maintaining a LIBOR Loan or a Bid Rate Loan, or its obligation to make or maintain a LIBOR Loan or a Bid Rate Loan, or its obligation to Convert a Base Rate Loan to a LIBOR Loan hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of its LIBOR Loan or Bid Rate Loan(s) or such obligations (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), in each case resulting from any Regulatory Change which:

               (1) changes the basis of taxation of any amounts payable to such Bank under this Agreement or the Notes in respect of any such LIBOR Loan or Bid Rate Loan (other than (i) changes in the rate of general corporate, franchise, branch profit, net income or other income tax imposed on such Bank or its Applicable Lending Office or (ii) a tax described in Section 10.13); or

               (2) (other than to the extent the LIBOR Reserve Requirement is taken into account in determining the LIBOR Rate at the commencement of the applicable Interest Period) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any LIBOR Loan or Bid Rate Loan or any deposits referred to in the definition of "LIBOR Interest Rate" in Section 1.01), or any commitment of such Bank (including such Bank's Loan Commitment hereunder); or

               (3) imposes any other condition (unrelated to the basis of taxation referred to in paragraph (1) above) affecting this Agreement or the Notes (or any of such extensions of credit or liabilities).

               Without limiting the effect of the provisions of the first paragraph of this Section, in the event that, by reason of any Regulatory Change, any Bank either (1) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the LIBOR Interest Rate is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes loans based on the LIBOR Interest Rate or (2) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to Borrower (with a copy to Administrative Agent), the obligation of such Bank to permit Elections of, to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended (in which case the provisions of Section 3.04 shall be applicable) until such Regulatory Change ceases to be in effect.

               Determinations and allocations by a Bank for purposes of this Section of the effect of any Regulatory Change pursuant to the first or second paragraph of this Section, on its costs or rate of return of making or maintaining its Loan or portions thereof or on amounts receivable by it in respect of its Loan or portions thereof, and the amounts required to compensate such Bank under this Section, shall be included in a calculation of such amounts given to Borrower and shall be conclusive absent manifest error.

               SECTION 3.02. Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of the LIBOR Interest Rate for any Interest Period:

               (1) Administrative Agent reasonably determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR Interest Rate" in Section 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for the LIBOR Loans or Bid Rate Loans as provided in this Agreement; or

               (2) a Bank reasonably determines (which determination shall be conclusive) and promptly notifies Administrative Agent that the relevant rates of interest referred to in the definition of "LIBOR Interest Rate" in Section 1.01 upon the basis of which the rate of interest for LIBOR Loans or Bid Rate Loans for such Interest Period is to be determined do not adequately cover the cost to such Bank of making or maintaining such LIBOR Loan or Bid Rate Loan for such Interest Period;

then Administrative Agent shall give Borrower prompt notice thereof, and so long as such condition remains in effect, the Banks (or, in the case of the circumstances described in clause (2) above, the affected Bank) shall be under no obligation to permit Elections of LIBOR Loans, to Convert Base Rate Loans into LIBOR Loans or to Continue LIBOR Loans and Borrower shall, on the last day(s) of the then current Interest Period(s) for the affected outstanding LIBOR Loans or Bid Rate Loans, either (x) prepay the affected LIBOR Loans or Bid Rate Loans pursuant to Section 3.07 or (y) Convert the affected LIBOR Loans into Base Rate Loans in accordance with Section 2.11 or convert the rate of interest under the affected Bid Rate Loans to the rate applicable to Base Rate Loans by following the same procedures as are applicable for Conversions into Base Rate Loans set forth in Section 2.11.

               SECTION 3.03. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain a LIBOR Loan or Bid Rate Loan hereunder, to allow Elections or Continuations of a LIBOR Loan or to Convert a Base Rate Loan into a LIBOR Loan, then such Bank shall promptly notify Administrative Agent and Borrower thereof and such Bank's obligation to make or maintain a LIBOR Loan or Bid Rate Loan, or to permit Elections of, to Continue, or to Convert its Base Rate Loan into, a LIBOR Loan shall be suspended (in which case the provisions of Section 3.04 shall be applicable) until such time as such Bank may again make and maintain a LIBOR Loan or Bid Rate Loan.

               SECTION 3.04. Treatment of Affected Loans. If the obligations of any Bank to make or maintain a LIBOR Loan or a Bid Rate Loan, or to permit an Election of a LIBOR Loan, to Continue its LIBOR Loan, or to Convert its Base Rate Loan into a LIBOR Loan, are suspended pursuant to Section 3.01 or 3.03 (each LIBOR Loan or Bid Rate Loan so affected being herein called an "Affected Loan"), such Bank's Affected Loan shall be automatically Converted into a Base Rate Loan (or, in the case of an Affected Loan that is a Bid Rate Loan, the interest rate thereon shall be converted to the rate applicable to Base Rate Loans) on the last day of the then current Interest Period for the Affected Loan (or, in the case of a Conversion or conversion resulting from Section 3.01 or 3.03, on such earlier date as such Bank may specify to Borrower).

               To the extent that such Bank's Affected Loan has been so Converted (or the interest rate thereon so converted), all payments and prepayments of principal which would otherwise be applied to such Bank's Affected Loan shall be applied instead to its Base Rate Loan (or to its Bid Rate Loan bearing interest at the converted rate) and such Bank shall have no obligation to Convert its Base Rate Loan into a LIBOR Loan.

               SECTION 3.05. Certain Compensation. Other than in connection with a Conversion of an Affected Loan, Borrower shall pay to Administrative Agent for the account of the applicable Bank, upon the request of such Bank through Administrative Agent which request includes a calculation of the amount(s) due, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank reasonably determines is attributable to:

               (1) any payment or prepayment of a LIBOR Loan or Bid Rate Loan made by such Bank, or any Conversion of a LIBOR Loan (or conversion of the rate of interest on a Bid Rate Loan) made by such Bank, in any such case on a date other than the last day of an applicable Interest Period, whether by reason of acceleration or otherwise; or

               (2) any failure by Borrower for any reason to Convert a LIBOR Loan or a Base Rate Loan or to Continue a LIBOR Loan, as the case may be, to be Converted or Continued by such Bank on the date specified therefor in the relevant notice under Section 2.13; or

               (3) any failure by Borrower to borrow (or to qualify for a borrowing of) a LIBOR Loan or Bid Rate Loan which would otherwise be made hereunder on the date specified in the relevant Election notice under Section 2.13 or Bid Rate Quote acceptance under Section 2.02(e) given or submitted by Borrower; or

               (4) any failure by Borrower to prepay a LIBOR Loan or Bid Rate Loan on the date specified in a notice of prepayment.

               Without limiting the foregoing, such compensation shall include an amount equal to the present value (using as the discount rate an interest rate equal to the rate determined under (2) below) of the excess, if any, of (1) the amount of interest (less the Applicable Margin) which otherwise would have accrued on the principal amount so paid, prepaid, Converted or Continued

(or not Converted, Continued or borrowed) for the period from the date of such payment, prepayment, Conversion or Continuation (or failure to Convert, Continue or borrow) to the last day of the then current applicable Interest Period (or, in the case of a failure to Convert, Continue or borrow, to the last day of the applicable Interest Period which would have commenced on the date specified therefor in the relevant notice) at the applicable rate of interest for the LIBOR Loan or Bid Rate Loan provided for herein, over (2) the amount of interest (as reasonably determined by such Bank) based upon the interest rate which such Bank would have bid in the London interbank market for Dollar deposits, for amounts comparable to such principal amount and maturities comparable to such period. A determination of any Bank as to the amounts payable pursuant to this Section shall be conclusive absent manifest error.

               SECTION 3.06. Capital Adequacy. If any Bank shall have determined that, after the date hereof, the adoption of, or any change in, any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to Administrative Agent), Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction. A certificate of any Bank claiming compensation under this Section, setting forth in reasonable detail the basis therefor, shall be conclusive absent manifest error.

               SECTION 3.07. Substitution of Banks. If any Bank (an "Affected Bank") (i) makes demand upon Borrower for (or if Borrower is otherwise required to pay) Additional Costs pursuant to Section 3.01 or (ii) is unable to make or maintain a LIBOR Loan or Bid Rate Loan as a result of a condition described in
Section 3.03 or clause (2) of Section 3.02, Borrower may, within ninety (90) days of receipt of such demand or notice (or the occurrence of such other event causing Borrower to be required to pay Additional Costs or causing Section 3.03 or clause (2) of Section 3.02 to be applicable), as the case may be, give written notice (a "Replacement Notice") to Administrative Agent and to each Bank of Borrower's intention either (x) to prepay in full the Affected Bank's Note and to terminate the Affected Bank's entire Loan Commitment or (y) to replace the Affected Bank with another financial institution (the "Replacement Bank") designated in such Replacement Notice.

               In the event Borrower opts to give the notice provided for in clause (x) above, and if the Affected Bank shall not agree within thirty (30) days of its receipt thereof to waive the payment of the Additional Costs in question or the effect of the circumstances described in Section 3.03 or clause
(2) of Section 3.02, then, so long as no Default or Event of Default shall exist, Borrower may (notwithstanding the provisions of clause (2) of Section 2.15(a)) terminate the Affected Bank's entire Loan Commitment, provided that in connection therewith it pays to the Affected Bank all outstanding principal and accrued and unpaid interest under the Affected

Bank's Note, together with all other amounts, if any, due from Borrower to the Affected Bank, including all amounts properly demanded and unreimbursed under Sections 3.01 and 3.05.

               In the event Borrower opts to give the notice provided for in clause (y) above, and if (i) Administrative Agent shall, within thirty (30) days of its receipt of the Replacement Notice, notify Borrower and each Bank in writing that the Replacement Bank is reasonably satisfactory to Administrative Agent and (ii) the Affected Bank shall not, prior to the end of such thirty
(30)-day period, agree to waive the payment of the Additional Costs in question or the effect of the circumstances described in Section 3.03 or clause (2) of
Section 3.02, then the Affected Bank shall, so long as no Default or Event of Default shall exist, assign its Note and all of its rights and obligations under this Agreement to the Replacement Bank, and the Replacement Bank shall assume all of the Affected Bank's rights and obligations, pursuant to an agreement, substantially in the form of an Assignment and Assumption Agreement, executed by the Affected Bank and the Replacement Bank. In connection with such assignment and assumption, the Replacement Bank shall pay to the Affected Bank an amount equal to the outstanding principal amount under the Affected Bank's Note plus all interest accrued thereon, plus all other amounts, if any (other than the Additional Costs in question), then due and payable to the Affected Bank; provided, however, that prior to or simultaneously with any such assignment and assumption, Borrower shall have paid to such Affected Bank all amounts properly demanded and unreimbursed under Sections 3.01 and 3.05. Upon the effective date of such assignment and assumption, the Replacement Bank shall become a Bank Party to this Agreement and shall have all the rights and obligations of a Bank as set forth in such Assignment and Assumption Agreement, and the Affected Bank shall be released from its obligations hereunder, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this Section, a substitute Ratable Loan Note shall be issued to the Replacement Bank by Borrower, in exchange for the return of the Affected Bank's Ratable Loan Note. The obligations evidenced by such substitute note shall constitute "Obligations" for all purposes of this Agreement and the other Loan Documents. If the Replacement Bank is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with
Section 10.13. Each Replacement Bank shall be deemed to have made the representations contained in, and shall be bound by the provisions of, Section 10.13.

               Borrower, Administrative Agent and the Banks shall execute such modifications to the Loan Documents as shall be reasonably required in connection with and to effectuate the foregoing.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

               SECTION 4.01. Conditions Precedent to the Loans. The obligations of the Banks hereunder and the obligation of each Bank to make the Initial Advance are subject to the condition precedent that Administrative Agent shall have received on or before the Execution

Date (other than with respect to paragraphs (11), (14) and (18) below, which shall be required by the Closing Date) each of the following documents, and each of the following requirements shall have been fulfilled:

               (1) Fees and Expenses. The payment of all fees and expenses owed to or incurred by Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel);

               (2) Note. The Ratable Loan Note for each Bank and the Bid Rate Loan Note for Administrative Agent, each duly executed by Borrower;

               (3) Financial Statements. Audited VRT Consolidated Financial Statements as of and for the year ended December 31, 1999;

               (4) Certificates of Limited Partnership/Incorporation. A copy of the Certificate of Limited Partnership for Borrower and a copy of the articles of incorporation of General Partner, each certified by the appropriate Secretary of State or equivalent state official;

               (5) Agreements of Limited Partnership/Bylaws. A copy of the Agreement of Limited Partnership for Borrower and a copy of the by-laws of General Partner, including all amendments thereto, each certified by the Secretary or an Assistant Secretary of General Partner as being in full force and effect on the Execution Date;

               (6) Good Standing Certificates. A certified copy of a certificate from the Secretary of State or equivalent state official of the states where Borrower and General Partner are organized, dated as of the most recent practicable date, showing the good standing or partnership qualification of (i) Borrower and (ii) General Partner;

               (7) Foreign Qualification Certificates. A certified copy of a certificate from the Secretary of State or equivalent state official of the state where Borrower and General Partner maintain their principal place of business, dated as of the most recent practicable date, showing the qualification to transact business in such state as a foreign limited partnership or foreign corporation, as the case may be, for (i) Borrower and (ii) General Partner;

               (8) Resolutions. A copy of a resolution or resolutions adopted by the Board of Directors of General Partner, certified by the Secretary or an Assistant Secretary of General Partner as being in full force and effect on the Execution Date, authorizing the Loans provided for herein and the execution, delivery and performance of the Loan Documents to be executed and delivered by General Partner hereunder on behalf of itself and Borrower;

               (9) Incumbency Certificate. A certificate, signed by the Secretary or an Assistant Secretary of General Partner and dated the Execution Date, as to the incumbency, and containing the specimen signature or signatures, of the Persons authorized to execute and deliver the Loan Documents to be executed and delivered by it and Borrower hereunder;

               (10) Solvency Certificate. A Solvency Certificate, duly executed, from Borrower;

               (11) Opinion of Counsel for Borrower. Favorable opinions, dated the Closing Date, from counsels for Borrower and General Partner, as to such matters as Administrative Agent may reasonably request;

               (12) Authorization Letter. The Authorization Letter, duly executed by Borrower;

               (13) Guaranty. The Guaranty duly executed by General Partner;

               (14) Request for Advance. A request for an advance in accordance with Section 2.04;

               (15) Certificate. The following statements shall be true and Administrative Agent shall have received a certificate dated the Execution Date signed by a duly authorized signatory of Borrower stating, to the best of the certifying party's knowledge, the following:

                    (a) All representations and warranties contained in this
               Agreement and in each of the other Loan Documents are true and correct on and as of the Execution Date as though made on and as of such date, and

                    (b) No Default or Event of Default has occurred and is
               continuing, or could result from the transactions contemplated by this Agreement and the other Loan Documents;

               (16) Compliance Certificate. A certificate of the sort required by paragraph (3) of Section 6.09; and

               (17) Insurance. Evidence of the insurance described in Section 5.17.

               (18) Prior Credit Agreement. Repayment, with the proceeds of the Initial Advance, of all loans under the Prior Credit Agreement and termination of the Prior Credit Agreement.

               SECTION 4.02. Conditions Precedent to Advances After the Initial Advance. The obligation of each Bank to make any advance of the Loans subsequent to the Initial Advance shall be subject to satisfaction of the following conditions precedent:

                  (1) No Default or Event of Default shall have occurred and be continuing, or could result from the transactions contemplated by this Agreement and the other Loan Documents, as of the date of the advance;

                  (2) Each of the representations and warranties contained in this Agreement and in each of the other Loan Documents shall be true and correct as of the date of the advance; and

                  (3) Administrative Agent shall have received a request for an advance in accordance with Section 2.04.

               SECTION 4.03. Deemed Representations. Each request by Borrower for, and acceptance by Borrower of, an advance of proceeds of the Loans shall constitute a representation and warranty by Borrower and General Partner that, as of both the date of such request and the date of the advance (1) no Default or Event of Default has occurred and is continuing, or could result from the transactions contemplated by this Agreement and the other Loan Documents and (2) each of the representations and warranties contained in this Agreement and in each of the other Loan Documents is true and correct. In addition, the request by Borrower for, and acceptance by Borrower of, the Initial Advance shall constitute a representation and warranty by Borrower and General Partner that, as of the Closing Date, each certificate delivered pursuant to Section 4.01 is true and correct.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

               Borrower (and General Partner, if expressly included in Sections contained in this Article) represents and warrants to Administrative Agent and each Bank as follows:

               SECTION 5.01. Existence. Borrower is a limited partnership duly organized and existing under the laws of the State of Delaware, with its principal place of business in the State of New Jersey, and is duly qualified as a foreign limited partnership, properly licensed, in good standing and has all requisite authority to conduct its business in each jurisdiction in which it owns properties or conducts business except where the failure to be so qualified or to obtain such authority would not constitute a Material Adverse Change. Each of its Consolidated Businesses is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite authority to conduct its business in each jurisdiction in which it owns property or conducts business, except where the failure to be so qualified or to obtain such authority would not constitute a Material Adverse Change. General Partner is a real estate investment trust duly organized and existing under the laws of the State of Maryland, with its principal place of business in the State of New Jersey, is duly qualified as a foreign corporation and properly licensed and in good standing in each jurisdiction where the failure to qualify or be licensed would constitute a Material Adverse Change. The stock of General Partner is listed on the New York Stock Exchange.

               SECTION 5.02. Corporate/Partnership Powers. The execution, delivery and performance of this Agreement and the Loan Documents required to be delivered by Borrower hereunder are within its partnership authority and the corporate power of General Partner, have been duly authorized by all requisite action, and are not in conflict with the terms of any organizational instruments of such entity, or any instrument or agreement to which Borrower or General Partner is a party or by which Borrower, General Partner or any of their respective assets may be bound or affected.

               SECTION 5.03. Power of Officers. The officers of General Partner executing the Loan Documents required to be delivered by it on its own behalf or that of Borrower hereunder have been duly elected or appointed and were fully authorized to execute the same at the time each such Loan Document was executed.

               SECTION 5.04. Power and Authority; No Conflicts; Compliance With Laws. The execution and delivery of, and the performance of the obligations required to be performed by Borrower and General Partner under, the Loan Documents do not and will not (a) violate any provision of, or require any filing, registration, consent or approval under, any Law (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to either of them, (b) result in a breach of or constitute a default under or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which either of them may be a party or by which either of them or their properties may be bound or affected except for consents which have been obtained, (c) result in, or require, the creation or imposition of any Lien, upon or with respect to any of its properties now owned or hereafter acquired, or (d) cause either of them to be in default under any such Law, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument; to the best of their knowledge, Borrower and General Partner are in compliance with all Laws applicable to them and their properties where the failure to be in compliance would cause a Material Adverse Change to occur.

               SECTION 5.05. Legally Enforceable Agreements. Each Loan Document is a legal, valid and binding obligation of Borrower and/or General Partner, as the case may be, enforceable in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

               SECTION 5.06. Litigation. Except as disclosed in General Partner's SEC Reports existing as of the date hereof, there are no actions, suits or proceedings pending or, to its knowledge, threatened against Borrower, General Partner or any of their Affiliates before any court or arbitrator or any Governmental Authority reasonably likely to have a material effect on Borrower's ability to repay the Loans.

               SECTION 5.07. Good Title to Properties. Borrower and each of its Affiliates have good, marketable and legal title to all of the properties and assets each of them purports to own (including, without limitation, those reflected in the December 31, 1999 financial statements referred to in Section 5.15) and only with exceptions which do not materially detract from the value of such property or assets or the use thereof in Borrower's and such Affiliate's business, and except to the extent that any such properties and assets have been encumbered or disposed of since the date of such financial statements without violating any of the covenants contained in Article VII or elsewhere in this Agreement. Borrower and its Material Affiliates enjoy peaceful and undisturbed possession of all leased property necessary in any material respect in the conduct of their respective businesses. All such leases are valid and subsisting and are in full force and effect.

               SECTION 5.08. Taxes. Borrower and General Partner have filed all tax returns (federal, state and local) required to be filed and have paid all taxes, assessments and governmental charges and levies due and payable without the imposition of a penalty, including interest and penalties, except to the extent they are the subject of a Good Faith Contest.

               SECTION 5.09. ERISA. Borrower and General Partner are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated within the past five (5) years; no circumstance exists which constitutes grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; Borrower, General Partner and the ERISA Affiliates have not completely or partially withdrawn under Section 4201 or 4204 of ERISA from a Multiemployer Plan; Borrower, General Partner and the ERISA Affiliates have met the minimum funding requirements of
Section 412 of the Code and Section 302 of ERISA of each with respect to the Plans of each and there is no Unfunded Current Liability with respect to any Plan established or maintained by each; and Borrower, General Partner and the ERISA Affiliates have not incurred any liability to the PBGC under ERISA (other than for the payment of premiums under Section 4007 of ERISA). No part of the funds to be used by Borrower in satisfaction of its obligations under this Agreement constitute "plan assets" of any "employee benefit plan" within the meaning of ERISA or of any "plan" within the meaning of Section 4975(e)(1) of the Code, as interpreted by the Internal Revenue Service and the U.S. Department of Labor in rules, regulations, releases or bulletins or as interpreted under applicable case law.

               SECTION 5.10. No Default on Outstanding Judgments or Orders. Borrower and General Partner have satisfied all judgments which are not being appealed and are not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other Governmental Authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

               SECTION 5.11. No Defaults on Other Agreements. Except as disclosed to the Bank Parties in writing or as disclosed in General Partner's SEC Reports, Borrower or General Partner, to the best of their knowledge, are not a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any partnership, trust or other restriction which is likely to result in a Material Adverse Change. To the best of their knowledge, neither Borrower nor General Partner is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument which is likely to result in a Material Adverse Change.

               SECTION 5.12. Government Regulation. Neither Borrower nor General Partner is subject to regulation under the Investment Company Act of 1940 or any statute or regulation limiting any such Person's ability to incur indebtedness for money borrowed as contemplated hereby.

               SECTION 5.13. Environmental Protection. To Borrower's knowledge, except as disclosed in General Partner's SEC Reports existing as of the date hereof, none of Borrower's or its Affiliates' properties contains any Hazardous Materials that, under any Environmental Law currently in effect, (1) would impose liability on Borrower or General Partner that is likely to result in a Material Adverse Change, or (2) is likely to result in the imposition of a Lien on any assets of Borrower, General Partner or any Material Affiliates that is likely to result in a Material Adverse Change. To Borrower's knowledge, neither it, General Partner nor any Material Affiliates are in violation of, or subject to any existing, pending or threatened investigation or proceeding by any Governmental Authority under any Environmental Law that is likely to result in a Material Adverse Change.

               SECTION 5.14. Solvency. Borrower and General Partner are, and upon consummation of the transactions contemplated by this Agreement, the other Loan Documents and any other documents, instruments or agreements relating thereto, will be, Solvent.

               SECTION 5.15. Financial Statements. The VRT Consolidated Financial Statements most recently delivered to the Banks pursuant to the terms of this Agreement are in all material respects complete and correct and fairly present the financial condition and results of operations of the subjects thereof as of the dates of and for the periods covered by such statements, all in accordance with GAAP. There has been no Material Adverse Change since the date of such most recently delivered VRT Consolidated Financial Statements.

               SECTION 5.16. Valid Existence of Affiliates. Each Material Affiliate is an entity duly organized and existing in good standing under the laws of the jurisdiction of its formation. As to each Material Affiliate, its correct name, the jurisdiction of its formation, Borrower's direct or indirect percentage of beneficial interest therein, and the type of business in which it is primarily engaged, are set forth on EXHIBIT F. Borrower and each of its Material Affiliates have the power to own their respective properties and to carry on their respective businesses now being conducted. Each Material Affiliate is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the respective businesses conducted by it or its respective properties, owned or held under lease, make such qualification necessary and where the failure to be so qualified would have the effect of a Material Adverse Change.

               SECTION 5.17. Insurance. Borrower and each of its Affiliates has in force paid insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated and reasonably acceptable to Administrative Agent.

               SECTION 5.18. Accuracy of Information; Full Disclosure. Neither this Agreement nor any documents, financial statements, reports, notices, schedules, certificates, statements or other writings furnished by or on behalf of Borrower to Administrative Agent or any Bank in connection with the negotiation of this Agreement or the consummation of the transactions contemplated hereby, or required herein to be furnished by or on behalf of Borrower (other than projections which are made by Borrower in good faith), contains any untrue or misleading statement of a material fact or omits a material fact necessary to make the statements herein or therein not misleading. There is no fact which Borrower has not disclosed to Administrative Agent and the Banks in writing or which is not included in General Partner's SEC Reports which materially affects adversely or, so far as Borrower can now foresee, will materially affect adversely the business or financial condition of Borrower or the ability of Borrower to perform this Agreement and the other Loan Documents.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

               So long as any of the Notes shall remain unpaid or the Loan Commitments remain in effect, or any other amount is owing by Borrower to any Bank hereunder or under any other Loan Document, Borrower and General Partner shall each:

               SECTION 6.01. Maintenance of Existence. Preserve and maintain its legal existence and, if applicable, good standing in the jurisdiction of organization and, if applicable, qualify and remain qualified as a foreign entity in each jurisdiction in which such qualification is required, except to the extent that failure to so qualify is not likely to result in a Material Adverse Change.

               SECTION 6.02. Maintenance of Records. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all of its financial transactions.

               SECTION 6.03. Maintenance of Insurance. At all times, maintain and keep in force, and cause each of its Material Affiliates to maintain and keep in force, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

               SECTION 6.04. Compliance with Laws; Payment of Taxes. Comply in all material respects with all Laws applicable to it or to any of its properties or any part thereof, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon any of its property, except to the extent they are the subject of a Good Faith Contest.

               SECTION 6.05. Right of Inspection. At any reasonable time and from time to time upon reasonable notice, permit Administrative Agent or any Bank or any agent or representative thereof (provided that, at Borrower's request, Administrative Agent or such Bank, agent or representative must be accompanied by a representative of Borrower), to examine and make copies and abstracts from the records and books of account of, and visit the properties of, Borrower and to discuss the affairs, finances and accounts of Borrower with the independent accountants of Borrower.

               SECTION 6.06. Compliance With Environmental Laws. Comply in all material respects with all applicable Environmental Laws and immediately pay or cause to be paid all costs and expenses incurred in connection with such compliance, except to the extent there is a Good Faith Contest.

               SECTION 6.07. Payment of Costs. Pay all costs and expenses required for the satisfaction of the conditions of this Agreement.

               SECTION 6.08. Maintenance of Properties. Do all things reasonably necessary to maintain, preserve, protect and keep its and its Affiliates' properties in good repair, working order and condition.

               SECTION 6.09. Reporting and Miscellaneous Document Requirements. Furnish to Administrative Agent (which shall promptly distribute to each of the Banks):

               (1) Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, the VRT Consolidated Financial Statements as of the end of and for such Fiscal Year, in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior Fiscal Year and audited by Borrower's Accountants;

               (2) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each calendar quarter (other than the last quarter of the Fiscal Year), the unaudited VRT Consolidated Financial Statements as of the end of and for such calendar quarter, in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior Fiscal Year;

               (3) Certificate of No Default and Financial Compliance. Within fifty (50) days after the end of each of the first three quarters of each Fiscal Year and within ninety-five (95) days after the end of each Fiscal Year, a certificate of the chief financial officer or treasurer of General Partner (a) stating that, to the best of his or her knowledge, no Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, specifying the nature thereof and the action which is proposed to be taken with respect thereto; (b) stating that the covenants contained in Sections 7.02 and 7.03 and in Article VIII have been complied with (or specifying those that have not been complied with) and including computations demonstrating such compliance (or non-compliance); (c) setting forth the details by property (or by pool of properties where the pool of properties secures a particular loan) of all items comprising Total Outstanding Indebtedness (including amount, maturity, interest rate and amortization requirements), Capitalization Value, Secured Indebtedness, Combined EBITDA, Unencumbered Combined EBITDA, Interest

        Expense, Unsecured Interest Expense and Unsecured Indebtedness;
        and (d) only at the end of each Fiscal Year stating Borrower's taxable income;

               (4) Certificate of Borrower's Accountants. Within ninety-five
        (95) days after the end of each Fiscal Year, (a) a statement of Borrower's Accountants who audited such financial statements comparing the computations set forth in the financial compliance certificate required by paragraphs (3)(b) and (d) of this Section 6.09 to the audited financial statements required by paragraph (1) of this Section
        6.09 and (b) when the audited financial statements required by paragraph
        (1) of this Section 6.09 have a qualified auditor's opinion, a statement of Borrower's Accountants who audited such financial statements of whether any Default or Event of Default has occurred and is continuing;

               (5) Notice of Litigation. Promptly after the commencement and knowledge thereof, notice of all actions, suits, and proceedings before any court or arbitrator, affecting Borrower or General Partner which, if determined adversely to Borrower or General Partner is likely to result in a Material Adverse Change and which would be required to be reported in Borrower's or General Partner's SEC Reports;

               (6) Notices of Defaults and Events of Default. As soon as possible and in any event within ten (10) days after Borrower becomes aware of the occurrence of a material Default or any Event of Default a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken with respect thereto;

               (7) Sales or Acquisitions of Assets. Promptly after the occurrence thereof, written notice of any Disposition or acquisition of assets (other than acquisitions or Dispositions of investments such as certificates of deposit, Treasury securities and money market deposits in the ordinary course of Borrower's cash management) in excess of Fifty Million Dollars ($50,000,000) together with, in the case of any acquisition of such an asset, copies of the agreements governing the acquisition and historical financial information and Borrower's projections with respect to the property acquired;

               (8) Material Adverse Change. As soon as is practicable and in any event within five (5) days after knowledge of the occurrence of any event or circumstance which is likely to result in or has resulted in a Material Adverse Change and which would be required to be reported in General Partner's SEC Reports, written notice thereof;

               (9) Bankruptcy of Tenants. Promptly after becoming aware of the same, written notice of the bankruptcy, insolvency or cessation of operations of any tenant in any property of Borrower or in which Borrower has an interest to which four percent (4%) or more of aggregate minimum rent payable to Borrower directly or through its Consolidated Businesses or UJVs is attributable;

               (10) Offices. Thirty (30) days' prior written notice of any change in the chief executive office or principal place of business of Borrower;

               (11) Environmental and Other Notices. As soon as possible and in any event within thirty (30) days after receipt, copies of all Environmental Notices received by Borrower which are not received in the ordinary course of business and which relate to a previously undisclosed situation which is likely to result in a Material Adverse Change;

               (12) Insurance Coverage. Promptly, such information concerning Borrower's insurance coverage as Administrative Agent may reasonably request;

               (13) Proxy Statements, Etc. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which Borrower, General Partner or any Material Affiliate sends to its respective shareholders, and copies of all regular, periodic and special reports, and all registration statements, which Borrower, General Partner or any Material Affiliate files with the Securities and Exchange Commission or any Governmental Authority which may be substituted therefor, or with any national securities exchange;

               (14) Rent Rolls. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, a rent roll, tenant sales report and operating statement for each property directly or indirectly owned in whole or in part by Borrower;

               (15) Capital Expenditures. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, a schedule of such Fiscal Year's capital expenditures and a budget for the next Fiscal Year's planned capital expenditures for each property directly or indirectly owned in whole or in part by Borrower;

               (16) Change in Borrower's Credit Rating. Within two (2) Banking Days after any change in Borrower's Credit Rating, written notice of such change; and

               (17) General Information. Promptly, such other information respecting the condition or operations, financial or otherwise, of Borrower or any properties of Borrower as Administrative Agent may from time to time reasonably request.

               SECTION 6.10. Management. At all times, cause Borrower or its Affiliates to provide property management and leasing services for at least seventy-five percent (75%) of the total square footage of the properties then owned, directly or indirectly, in whole or in part by Borrower.

                                  ARTICLE VII

                               NEGATIVE COVENANTS

               So long as any of the Notes shall remain unpaid, or the Loan Commitments remain in effect, or any other amount is owing by Borrower to Administrative Agent or any Bank hereunder or under any other Loan Document, Borrower and General Partner shall each not do any or all of the following:

               SECTION 7.01. Mergers Etc. Merge or consolidate with (except where Borrower or General Partner is the surviving entity), or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) (or enter into any agreement to do any of the foregoing).

               SECTION 7.02. Investments. Make any loan or advance to any Person or purchase or otherwise acquire any capital stock, assets, obligations or other securities of, make any capital contribution to, or otherwise invest in, or acquire any interest in, any Person (any such transaction, an "Investment") if such Investment constitutes the acquisition of a minority interest in a Person (a "Minority Interest") and the amount of such Investment, together with the value of all other Minority Interests acquired after the Closing Date contributing to Equity Value, would exceed fifteen percent (15%) of Capitalization Value. A fifty percent (50%) beneficial interest in a Person, in connection with which the holder thereof exercises joint control over such Person with the holder(s) of the other fifty percent (50%) beneficial interest, shall constitute a "Minority Interest" for purposes of this Section.

               SECTION 7.03. Sale of Assets. Effect a Disposition of any of its now owned or hereafter acquired assets (other than "margin stock" as defined in Regulation U), including assets in which Borrower or General Partner owns a beneficial interest through its ownership of interests in joint ventures, aggregating more than twenty five percent (25%) of Capitalization Value.

                                  ARTICLE VIII

                               FINANCIAL COVENANTS

               So long as any of the Notes shall remain unpaid, or the Loan Commitments remain in effect, or any other amount is owing by Borrower to Administrative Agent or any Bank under this Agreement or under any other Loan Document, Borrower shall not permit or suffer:

               SECTION 8.01. Equity Value. At any time, Equity Value to be less than Two Billion Dollars ($2,000,000,000).

               SECTION 8.02. Relationship of Total Outstanding Indebtedness to Capitalization Value. At any time, Total Outstanding Indebtedness to exceed sixty percent (60%) of Capitalization Value.

               SECTION 8.03. Relationship of Combined EBITDA to Interest Expense. At any time, the ratio of (1) Combined EBITDA to (2) Interest Expense, each for the most recently ended calendar quarter, to be less than 2.00 to 1.00.

               SECTION 8.04. Relationship of Combined EBITDA to Total Outstanding Indebtedness. At any time, the ratio (expressed as a percentage) of
(1) Combined EBITDA for the most recently ended calendar quarter, annualized (i.e., multiplied by four (4)), to (2) Total Outstanding Indebtedness as of the end of such quarter, to be less than fifteen percent (15%). For the purposes of this Section 8.04, for any acquisition or Disposition of any asset or assets during such calendar quarter, (a) in the case of an acquisition, Combined EBITDA will include actual Combined EBITDA generated from such asset or assets, annualized based upon the number of days in such calendar quarter that such asset or assets are owned by Borrower and (b) in the case of a Disposition, Combined EBITDA will be reduced by actual Combined EBITDA generated from such asset or assets.

               SECTION 8.05. Unsecured Debt Yield. At any time, Unsecured Debt Yield to be less than twelve percent (12%).

               SECTION 8.06. Relationship of Combined EBITDA to Fixed Charges. At any time, the ratio of Combined EBITDA to Fixed Charges, each for the most recently ended calendar quarter, to be less than 1.60 to 1.00.

               SECTION 8.07. Relationship of Unencumbered Combined EBITDA to Unsecured Interest Expense. At any time, the ratio of Unencumbered Combined EBITDA to Unsecured Interest Expense, each for the most recently ended calendar quarter, to be less than 1.50 to 1.00.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

               SECTION 9.01. Events of Default. Any of the following events shall be an "Event of Default":

               (1) If Borrower shall: fail to pay the principal of any Notes as and when due; or fail to pay interest accruing on any Notes as and when due and such failure to pay shall continue unremedied for five (5) days after the due date of such amount; or fail to pay any fee or any other amount due under this Agreement or any other Loan Document as and when due and such failure to pay shall continue unremedied for two (2) days after notice by Administrative Agent of such failure to pay; or

               (2) If any representation or warranty made or deemed made by Borrower or General Partner in this Agreement or in any other Loan Document or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with a Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

               (3) If Borrower shall fail (a) to perform or observe any term, covenant or agreement contained in Article VII or Article VIII; or (b) to perform or observe any term, covenant or agreement contained in this Agreement (other than obligations specifically referred to elsewhere in this Section 9.01) and such failure shall remain unremedied for thirty
        (30) consecutive calendar days after notice thereof; provided, however, that if any such default under clause (b) above cannot by its nature be cured within such thirty (30) day grace period and so long as Borrower shall have commenced cure within such thirty (30) day grace period and shall, at all times thereafter, diligently prosecute the same to completion, Borrower shall have an additional period to cure such default; in no event, however, is the foregoing intended to effect an extension of the Maturity Date; or

               (4) If Borrower or General Partner shall fail (a) to pay any Debt (other than the payment obligations described in paragraph (1) of this Section 9.01) in an amount equal to or greater than Ten Million Dollars ($10,000,000) when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) after the expiration of any applicable grace period, or (b) to perform or observe any material term, covenant, or condition under any agreement or instrument relating to any such Debt, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or the lapse of time, or both (other than in cases where, in the judgment of the Required Banks, meaningful discussions likely to result in (i) a waiver or cure of the failure to perform or observe, or (ii) otherwise averting such acceleration are in progress between Borrower and the obligee of such Debt), the maturity of such Debt, or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled or otherwise required prepayment), prior to the stated maturity thereof; or

               (5) If any of Borrower, General Partner or any Affiliate of Borrower to which One Hundred Million Dollars ($100,000,000) or more of Capitalization Value is attributable, shall: (a) generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (b) make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (c) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed or unstayed for a period of sixty (60) days or more; or (e) be the subject of any proceeding under which all or a substantial part of its assets may be subject to seizure, forfeiture or divestiture; or (f) by any act or omission indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; or (g) suffer any such custodianship, receivership or trusteeship for all or any substantial part of its property, to continue undischarged for a period of sixty (60) days or more; or

               (6) If one or more judgments, decrees or orders for the payment of money in excess of Ten Million Dollars ($10,000,000) in the aggregate shall be rendered against Borrower or General Partner, and any such judgments, decrees or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal; or

               (7) If any of the following events shall occur or exist with respect to Borrower, General Partner, or any ERISA Affiliate: (a) any Prohibited Transaction involving any Plan; (b) any Reportable Event with respect to any Plan: (c) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;
        (d) any event or circumstance which might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (e) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, if such event or conditions, if any, could in the opinion of any Bank subject Borrower, General Partner or any ERISA Affiliate to any tax, penalty, or other liability to a Plan, Multiemployer Plan, the PBGC or otherwise (or any combination thereof) which in the aggregate exceeds or may exceed Fifty Thousand Dollars ($50,000); or

               (8) If at any time General Partner is not a qualified real estate investment trust under Sections 856 through 860 of the Code or is not listed on the New York Stock Exchange; or

               (9) If at any time Borrower or General Partner constitutes plan assets for ERISA purposes (within the meaning of C.F.R. Section 2510.3-101).

               SECTION 9.02. Remedies. If any Event of Default shall occur and be continuing, Administrative Agent shall, upon request of the Required Banks, by notice to Borrower, (1) declare the unpaid balance of the Notes, all interest thereon, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon such balance, all such interest, and all such amounts due under this Agreement shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrower; and/or (2) exercise any remedies provided in any of the Loan Documents or by law.

                                   ARTICLE X

                   ADMINISTRATIVE AGENT; RELATIONS AMONG BANKS

               SECTION 10.01. Appointment, Powers and Immunities of Administrative Agent. Each Bank hereby irrevocably appoints and authorizes Administrative Agent to act as its agent hereunder and under any other Loan Document with such powers as are specifically delegated to Administrative Agent by the terms of this Agreement and any other Loan Document, together with such other powers as are reasonably incidental thereto. Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Loan Document or required by law, and shall not by reason of this Agreement be a fiduciary or trustee for any Bank except to the extent that Administrative Agent acts as an agent with respect to the receipt or payment of funds (nor shall Administrative Agent have any fiduciary duty to Borrower nor shall any Bank have any fiduciary duty to Borrower or to any other
Bank). Administrative Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties made by Borrower or any officer, partner or official of Borrower or any other Person contained in this Agreement or any other Loan Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document or instrument referred to or provided for herein or therein, for the perfection or priority of any Lien securing the Obligations or for any failure by Borrower to perform any of its obligations hereunder or thereunder. Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither Administrative Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. Borrower shall pay any fee agreed to by Borrower and Administrative Agent with respect to Administrative Agent's services hereunder. Notwithstanding anything to the contrary contained in this Agreement, Administrative Agent agrees with the Banks that Administrative Agent shall perform its obligations under this Agreement in good faith according to the same standard of care as that customarily exercised by it in administering its own revolving credit loans.

               SECTION 10.02. Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Administrative Agent. Administrative Agent may deem and treat each Bank as the holder of the Loan made by it for all purposes hereof and shall not be required to deal with any Person who has acquired a participation in any Loan or participation from a Bank. As to any matters not expressly provided for by this Agreement or any other Loan Document, Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, and such instructions of the

Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and any other holder of all or any portion of any Loan or participation.

               SECTION 10.03. Defaults. Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default unless Administrative Agent has received notice from a Bank or Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, Administrative Agent shall give prompt notice thereof to the Banks. Administrative Agent, following consultation with the Banks, shall (subject to Section 10.07 and Section 12.02) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Banks; provided that, unless and until Administrative Agent shall have received such directions, Administrative Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks; and provided further that Administrative Agent shall not send a notice of Default, Event of Default or acceleration to Borrower without the approval of the Required Banks. In no event shall Administrative Agent be required to take any such action which it determines to be contrary to law.

               SECTION 10.04. Rights of Agent as a Bank. With respect to its Loan Commitment and the Loan provided by it, each Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as such Agent, and the term any "Bank" or "Banks" shall include each Agent in its capacity as a Bank. Each Agent and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with, Borrower (and any Affiliates of Borrower) as if it were not acting as such Agent.

               SECTION 10.05. Indemnification of Agent. Each Bank agrees to indemnify each Agent (to the extent not reimbursed under Section 12.04 or under the applicable provisions of any other Loan Document, but without limiting the obligations of Borrower under Section 12.04 or such provisions), for its Pro Rata Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of this Agreement, any other Loan Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which Borrower is obligated to pay under Section 12.04) or under the applicable provisions of any other Loan Document or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Bank shall be liable for (1) any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified, (2) any loss of principal or interest with respect to such Agent's Loan or (3) any loss suffered by such Agent in connection with a swap or other interest rate hedging arrangement entered into with Borrower.

               SECTION 10.06. Non-Reliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and the decision to enter into this Agreement and that it will, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Loan Document. Each Agent shall not be required to keep itself informed as to the performance or observance by Borrower of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or to inspect the properties or books of Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by any Agent hereunder, each Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of Borrower (or any Affiliate of Borrower) which may come into the possession of such Agent or any of its Affiliates. Each Agent shall not be required to file this Agreement, any other Loan Document or any document or instrument referred to herein or therein for record, or give notice of this Agreement, any other Loan Document or any document or instrument referred to herein or therein, to anyone.

               SECTION 10.07. Failure of Administrative Agent to Act. Except for action expressly required of Administrative Agent hereunder, Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Banks under Section
10.05 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

               SECTION 10.08. Resignation or Removal of Administrative Agent. Administrative Agent shall have the right to resign at any time. Administrative Agent may be removed at any time with cause by the Required Banks, provided that Borrower and the other Banks shall be promptly notified thereof. Upon any such removal or resignation, the Required Banks shall have the right to appoint a successor Administrative Agent which successor Administrative Agent, so long as it is reasonably acceptable to the Required Banks, shall be that Bank then having the greatest Loan Commitment. If no successor Administrative Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within thirty (30) days after the Required Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be one of the Banks. The Required Banks or the retiring Administrative Agent, as the case may be, shall upon the appointment of a successor Administrative Agent promptly so notify Borrower and the other Banks. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's removal hereunder as Administrative Agent, the provisions of this
Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

               SECTION 10.09. Amendments Concerning Agency Function. Notwithstanding anything to the contrary contained in this Agreement, Administrative Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Loan Document which affects its duties, rights, and/or function hereunder or thereunder unless it shall have given its prior written consent thereto.

               SECTION 10.10. Liability of Administrative Agent. Administrative Agent shall not have any liabilities or responsibilities to Borrower on account of the failure of any Bank to perform its obligations hereunder or to any Bank on account of the failure of Borrower to perform its obligations hereunder or under any other Loan Document.

               SECTION 10.11. Transfer of Agency Function. Without the consent of Borrower or any Bank, Administrative Agent may at any time or from time to time transfer its functions as Administrative Agent hereunder to any of its offices wherever located in the United States, provided that Administrative Agent shall promptly notify Borrower and the Banks thereof.

               SECTION 10.12. Non-Receipt of Funds by Administrative Agent. Unless Administrative Agent shall have received notice from a Bank or Borrower (either one as appropriate being the "Payor") prior to the date on which such Bank is to make payment hereunder to Administrative Agent of the proceeds of a Loan or Borrower is to make payment to Administrative Agent, as the case may be (either such payment being a "Required Payment"), which notice shall be effective upon receipt, that the Payor will not make the Required Payment in full to Administrative Agent, Administrative Agent may assume that the Required Payment has been made in full to Administrative Agent on such date, and Administrative Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, make the amount thereof available to the intended recipient on such date. If and to the extent the Payor shall not have in fact so made the Required Payment in full to Administrative Agent, the recipient of such payment shall repay to Administrative Agent forthwith on demand such amount made available to it together with interest thereon, for each day from the date such amount was so made available by Administrative Agent until the date Administrative Agent recovers such amount, at the customary rate set by Administrative Agent for the correction of errors among Banks for three
(3) Banking Days and thereafter at the Base Rate.

               SECTION 10.13. Withholding Taxes. Each Bank represents at all times during the term of this Agreement that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to Administrative Agent and Borrower such forms, certifications, statements and other documents as Administrative Agent or Borrower may request from time to time to evidence such Bank's exemption from the withholding of any tax imposed by any jurisdiction or to enable Administrative Agent or Borrower to comply with any applicable Laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Bank is not created or organized under the laws of the United States of America or any state thereof, such Bank will furnish to Administrative Agent and Borrower Form W-8ECI or Form W-8BEN of the United States Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Bank as evidence of such Bank's complete exemption from the withholding of United States tax with respect thereto.

Administrative Agent shall not be obligated to make any payments hereunder to such Bank in respect of any Loan or participation or such Bank's Loan Commitment or obligation to purchase participations until such Bank shall have furnished to Administrative Agent and Borrower the requested form, certification, statement or document.

               SECTION 10.14. Minimum Commitment by UBS. Subsequent to the Closing Date, UBS hereby agrees to maintain a Loan Commitment in an amount no less than Sixty Million Dollars ($60,000,000) for so long as (1) no Event of Default exists and (2) UBS remains as Administrative Agent, and further agrees to hold and not to participate or assign any of such amount other than an assignment to a Federal Reserve Bank or to the Parent or a majority-owned subsidiary of UBS.

               SECTION 10.15. Pro Rata Treatment. Except to the extent otherwise provided, (1) each advance of proceeds of the Ratable Loans shall be made by the Banks, (2) each reduction of the amount of the Total Loan Commitment under
Section 2.15 shall be applied to the Loan Commitments of the Banks and (3) each payment of the commitment fee accruing under Section 2.07(a) shall be made for the account of the Banks, ratably according to the amounts of their respective Loan Commitments.

               SECTION 10.16. Sharing of Payments Among Banks. If a Bank shall obtain payment of any principal of or interest on any Loan made by it through the exercise of any right of setoff, banker's lien or counterclaim, or by any other means (including direct payment), and such payment results in such Bank receiving a greater payment than it would have been entitled to had such payment been paid directly to Administrative Agent for disbursement to the Banks, then such Bank shall promptly purchase for cash from the other Banks participations in the Loans made by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share ratably the benefit of such payment. To such end the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Borrower agrees that any Bank so purchasing a participation in the Loans made by other Banks may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of Borrower.

               SECTION 10.17. Possession of Documents. Each Bank shall keep possession of its own Ratable Loan Note. Administrative Agent shall hold all the other Loan Documents and related documents in its possession and maintain separate records and accounts with respect thereto, and shall permit the Banks and their representatives access at all reasonable times to inspect such Loan Documents, related documents, records and accounts.

                                   ARTICLE XI

                              NATURE OF OBLIGATIONS

               SECTION 11.01. Absolute and Unconditional Obligations. Borrower and General Partner acknowledge and agree that their obligations and liabilities under this Agreement and under the other Loan Documents shall be absolute and unconditional irrespective of: (1) any lack of validity or enforceability of any of the Obligations, any Loan Documents, or any agreement or instrument relating thereto; (2) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from any Loan Documents or any other documents or instruments executed in connection with or related to the Obligations; (3) any exchange or release of any collateral, if any, or of any other Person from all or any of the Obligations; or (4) any other circumstances which might otherwise constitute a defense available to, or a discharge of, Borrower, General Partner or any other Person in respect of the Obligations.

               The obligations and liabilities of Borrower and General Partner under this Agreement and the other Loan Documents shall not be conditioned or contingent upon the pursuit by any Bank or any other Person at any time of any right or remedy against Borrower, General Partner or any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral or security or guarantee therefor or right of setoff with respect thereto.

               SECTION 11.02. Non-Recourse to VRT Principals. This Agreement and the obligations hereunder and under the other Loan Documents are fully recourse to Borrower and General Partner. Notwithstanding anything to the contrary contained in this Agreement, in any of the other Loan Documents, or in any other instruments, certificates, documents or agreements executed in connection with the Loans (all of the foregoing, for purposes of this Section, hereinafter referred to, individually and collectively, as the "Relevant Documents"), no recourse under or upon any Obligation, representation, warranty, promise or other matter whatsoever shall be had against any of the VRT Principals, and each Bank expressly waives and releases, on behalf of itself and its successors and assigns, all right to assert any liability whatsoever under or with respect to the Relevant Documents against, or to satisfy any claim or obligation arising thereunder against, any of the VRT Principals or out of any assets of the VRT Principals, provided, however, that nothing in this Section shall be deemed to:
(1) release Borrower or General Partner from any personal liability pursuant to, or from any of its respective obligations under, the Relevant Documents, or from personal liability for its fraudulent actions or fraudulent omissions; (2) release any VRT Principals from personal liability for its or his own fraudulent actions or fraudulent omissions; (3) constitute a waiver of any obligation evidenced or secured by, or contained in, the Relevant Documents or affect in any way the validity or enforceability of the Relevant Documents; or (4) limit the right of Administrative Agent and/or the Banks to proceed against or realize upon any collateral hereafter given for the Loans or any and all of the assets of Borrower or General Partner (notwithstanding the fact that the VRT Principals have an ownership interest in Borrower or General Partner and, thereby, an interest in the assets of Borrower or General Partner) or to name Borrower or General Partner (or, to the extent that the same are required by applicable law or are determined by a court to be necessary parties in connection with an action or suit against Borrower, General Partner or any collateral hereafter given for the Loans, any of the VRT Principals) as a party defendant in, and to enforce against any collateral hereafter given for the Loans and/or assets of Borrower or General Partner any judgment obtained by Administrative Agent and/or the Banks with respect to, any action or suit under the Relevant Documents so long as no judgment shall be taken (except to the extent taking a judgment is required by applicable law or determined by a court to be necessary to preserve Administrative Agent's and/or Banks' rights against any collateral hereafter given for the Loans or Borrower or General Partner, but not otherwise) or shall be enforced against the VRT Principals or their assets.

                                  ARTICLE XII

                                  MISCELLANEOUS

               SECTION 12.01. Binding Effect of Request for Advance. Borrower agrees that, by its acceptance of any advance of proceeds of the Loans under this Agreement or the issuance of any Letter of Credit, it shall be bound in all respects by the request for advance or Letter of Credit submitted on its behalf in connection therewith with the same force and effect as if Borrower had itself executed and submitted the request for advance or Letter of Credit and whether or not the request for advance is executed and/or submitted by an authorized person.

               SECTION 12.02. Amendments and Waivers. No amendment or material waiver of any provision of this Agreement or any other Loan Document nor consent to any material departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Banks and, solely for purposes of its acknowledgment thereof, Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks do any of the following: (1) reduce the principal of, or interest on, the Notes or any fees due hereunder or any other amount due hereunder or under any other Loan Document; (2) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees due hereunder or under any other Loan Document; (3) change the definition of Required Banks; (4) amend this Section
12.02 or any other provision requiring the consent of all the Banks; (5) waive any default in payment under paragraph (1) of Section 9.01 or any default under paragraph (5) of Section 9.01; (6) increase the Total Loan Commitment; or (7) release the Guaranty. Any advance of proceeds of the Loans made prior to or without the fulfillment by Borrower of all of the conditions precedent thereto, whether or not known to Administrative Agent and the Banks, shall not constitute a waiver of the requirement that all conditions, including the non-performed conditions, shall be required with respect to all future advances. No failure on the part of Administrative Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. All communications from Administrative Agent to the Banks requesting the Banks' determination, consent, approval or disapproval (i) shall be given in the form of a written notice to each Bank, (ii) shall be accompanied by a description of the matter or thing as to which such determination, approval, consent or disapproval is requested and (iii) shall include Administrative Agent's recommended course of action or determination in respect thereof. Each Bank shall reply promptly, but in any event within fifteen (15) Banking Days (or five (5) Banking Days with respect to any decision to accelerate or stop acceleration of the Loan) after receipt of the request therefor by Administrative Agent (the "Bank Reply Period"). Unless a Bank shall give written notice to Administrative Agent that it objects to the recommendation or determination of Administrative Agent (together with a written explanation of the reasons behind such objection) within the Bank Reply Period, such Bank shall be deemed to have approved or consented to such recommendation or determination.

               SECTION 12.03. Usury. Anything herein to the contrary notwithstanding, the obligations of Borrower under this Agreement and the Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to a Bank limiting rates of interest which may be charged or collected by such Bank.

               SECTION 12.04. Expenses; Indemnification. Borrower agrees to reimburse Administrative Agent on demand for all costs, expenses, and charges (including, without limitation, all reasonable fees and charges of engineers, appraisers and external legal counsel) incurred by Administrative Agent in connection with the Loans and to reimburse each of the Banks for reasonable legal costs, expenses and charges incurred by each of the Banks in connection with the performance or enforcement of this Agreement, the Notes, or any other Loan Documents; provided, however, that Borrower is not responsible for costs, expenses and charges incurred by the Bank Parties in connection with the administration or syndication of the Loans (other than any administration fee payable to Administrative Agent). Borrower agrees to indemnify Administrative Agent and each Bank and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of (x) any claims by brokers due to acts or omissions by Borrower, or (y) any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by Borrower of the proceeds of the Loans, including without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

               The obligations of Borrower under this Section shall survive the repayment of all amounts due under or in connection with any of the Loan Documents and the termination of the Loan Commitments.

               SECTION 12.05. Assignment; Participation. This Agreement shall be binding upon, and shall inure to the benefit of, Borrower, Administrative Agent, the Banks and their respective successors and permitted assigns. Borrower may not assign or transfer its rights or obligations hereunder.

               Any Bank or its Designated Lender may at any time grant to one or more banks or other institutions or entities (each a "Participant") participating interests in its Loan and/or Loan Commitment (the "Participations"). In the event of any such grant by a Bank of a participating interest to a Participant, whether or not Borrower or Administrative Agent was given notice, such Bank shall remain responsible for the performance of its obligations hereunder, and Borrower and Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations hereunder. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of Borrower hereunder and under any other Loan Document including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clauses (1) through (7) of Section 12.02 without the consent of the Participant.

               Subject to the provisions of Section 10.14, any Bank may at any time assign to any bank or other institution with the acknowledgment of Administrative Agent and the consent of UBS and, provided there exists no Event of Default, of Borrower, which consents shall not be unreasonably withheld or delayed (such assignee, a "Consented Assignee"), or to one or more banks or other institutions which are majority owned subsidiaries of a Bank or to the Parent of a Bank (each Consented Assignee or subsidiary bank or institution, an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and its Note, and such Assignee shall assume rights and obligations, pursuant to an Assignment and Assumption Agreement executed by such Assignee and the assigning Bank, provided that, in each case, after giving effect to such assignment the Assignee's Loan Commitment and, in the case of a partial assignment, the assigning Bank's Loan Commitment, each will be equal to or greater than Fifteen Million Dollars ($15,000,000). Upon (i) execution and delivery of such instrument, (ii) payment by such Assignee to the Bank of an amount equal to the purchase price agreed between the Bank and such Assignee and
(iii) payment by such Assignee to Administrative Agent of a fee, for Administrative Agent's own account, in the amount of Two Thousand Five Hundred Dollars ($2,500), such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank as set forth in such Assignment and Assumption Agreement, and the assigning Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this paragraph, substitute Ratable Loan Notes shall be issued to the assigning Bank (in the case of a partial assignment) and Assignee by Borrower, in exchange for the return of the original Ratable Loan Note of the assigning Bank. The obligations evidenced by such substitute notes shall constitute "Obligations" for all purposes of this Agreement and the other Loan Documents. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 10.13. Each Assignee shall be deemed to have made the representations contained in, and shall be bound by the provisions of, Section 10.13.

               Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

               Borrower recognizes that in connection with a Bank's selling of Participations or making of assignments, any or all documentation, financial statements and other data, or copies thereof, relevant to Borrower or the Loans may be exhibited to and retained by any such Participant or assignee or prospective Participant or assignee. In connection with a Bank's delivery of any financial statements and appraisals to any such Participant or assignee or prospective Participant or assignee, such Bank shall also indicate that the same are delivered on a confidential basis. Borrower agrees to provide all assistance reasonably requested by a Bank to enable such Bank to sell Participations or make assignments of its Loan and Loan Commitment as permitted by this Section
12.05. Each Bank agrees to provide Borrower with notice of all Participations sold by such Bank.

               SECTION 12.06. Documentation Satisfactory. All documentation required from or to be submitted on behalf of Borrower in connection with this Agreement and the documents relating hereto shall be subject to the prior approval of, and be satisfactory in form and substance to, Administrative Agent, its counsel and, where specifically provided herein, the Banks. In addition, the persons or parties responsible for the execution and delivery of, and signatories to, all of such documentation, shall be acceptable to, and subject to the approval of, Administrative Agent and its counsel and the Banks.

               SECTION 12.07. Notices. Unless the party to be notified otherwise notifies the other parties in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be given to Administrative Agent by telephone, confirmed by writing, and to the Banks and to Borrower and General Partner by ordinary mail or overnight courier or telecopy, receipt confirmed, addressed to such party at its address on the signature page of this Agreement. Notices shall be effective: (1) if by telephone, at the time of such telephone conversation, (2) if given by mail, three (3) days after mailing; (3) if given by overnight courier, upon receipt; and (4) if given by telecopy, upon receipt.

               SECTION 12.08. Setoff. To the extent permitted or not expressly prohibited by applicable law, Borrower and General Partner agree that, in addition to (and without limitation of) any right of setoff, bankers' lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of Borrower or General Partner at any of such Bank's offices, in Dollars or in any other currency, against any amount payable by Borrower or General Partner to such Bank under this Agreement or such Bank's Note, or any other Loan Document, which is not paid when due (regardless of whether such balances are then due to Borrower or General Partner), in which case it shall promptly notify Borrower, General Partner and Administrative Agent thereof; provided that such Bank's failure to give such notice shall not affect the validity thereof. Payments by Borrower or General Partner hereunder or under the other Loan Documents shall be made without setoff or counterclaim.

               SECTION 12.09. Table of Contents; Headings. Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

               SECTION 12.10. Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

               SECTION 12.11. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

               SECTION 12.12. Integration. The Loan Documents set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby (except with respect to agreements relating solely to compensation, consideration and the coordinated syndication of the Loan) and supersede any prior oral or written statements or agreements with respect to such transactions.

               SECTION 12.13. Governing Law. This Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York.

               SECTION 12.14. Waivers. To the extent permitted or not expressly prohibited by applicable law, in connection with the obligations and liabilities as aforesaid, Borrower and General Partner hereby waive: (1) promptness and diligence; (2) notice of any actions taken by any Bank Party under this Agreement, any other Loan Document or any other agreement or instrument relating hereto or thereto except to the extent otherwise provided herein; (3) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, the omission of or delay in which, but for the provisions of this Section 12.14, might constitute grounds for relieving Borrower or General Partner of their obligations hereunder; (4) any requirement that any Bank Party protect, secure, perfect or insure any Lien on any collateral or exhaust any right or take any action against Borrower, General Partner or any other Person or any collateral; (5) any right or claim of right to cause a marshalling of the assets of Borrower or General Partner; and
(6) all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code) or otherwise by reason of payment by Borrower or General Partner, either jointly or severally, pursuant to this Agreement or any other Loan Document.

               SECTION 12.15. Jurisdiction; Immunities. Borrower, General Partner, Administrative Agent and each Bank hereby irrevocably submit to the jurisdiction of any New York State or United States Federal court sitting in New York City over any action or proceeding arising out of or relating to this Agreement, the Notes or any other Loan Document. Borrower, General Partner, Administrative Agent, and each Bank irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or United States Federal court. Borrower, General Partner, Administrative Agent, and each Bank irrevocably consent to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Borrower, General Partner, Administrative Agent or each Bank, as the case may be, at the addresses specified herein. Borrower, General Partner, Administrative Agent and each Bank agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Borrower, General Partner, Administrative Agent and each Bank further waive any objection to venue in the State of New York and any objection to an action or proceeding in the State of New York on the basis of forum non conveniens. Borrower, General Partner, Administrative Agent and each Bank agree that any action or proceeding brought against Borrower, General Partner, Administrative Agent or any Bank, as the case may be, shall be brought only in a New York State court sitting in New York City or a United States Federal court sitting in New York City, to the extent permitted or not expressly prohibited by applicable law.

               Nothing in this Section shall affect the right of Borrower, General Partner, Administrative Agent or any Bank to serve legal process in any other manner permitted by law.

               To the extent that Borrower, General Partner, Administrative Agent or any Bank have or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Borrower, General Partner, Administrative Agent and each Bank hereby irrevocably waive such immunity in respect of its obligations under this Agreement, the Notes and any other Loan Document.

               BORROWER, GENERAL PARTNER, ADMINISTRATIVE AGENT AND EACH BANK WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO JURY TRIAL IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT WITH RESPECT TO THIS AGREEMENT, THE NOTES OR THE LOAN. IN ADDITION, BORROWER AND GENERAL PARTNER HEREBY WAIVE, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY ADMINISTRATIVE AGENT OR THE BANKS WITH RESPECT TO THE NOTES, ANY RIGHT BORROWER OR GENERAL PARTNER MAY HAVE TO (1) TO THE EXTENT PERMITTED OR NOT EXPRESSLY PROHIBITED BY APPLICABLE LAW, INTERPOSE ANY COUNTERCLAIM THEREIN (OTHER THAN A COUNTERCLAIM THAT IF NOT BROUGHT IN THE SUIT, ACTION OR PROCEEDING BROUGHT BY ADMINISTRATIVE AGENT OR THE BANKS COULD NOT BE BROUGHT IN A SEPARATE SUIT, ACTION OR PROCEEDING OR WOULD BE SUBJECT TO DISMISSAL OR SIMILAR DISPOSITION FOR FAILURE TO HAVE BEEN ASSERTED IN SUCH SUIT, ACTION OR PROCEEDING BROUGHT BY ADMINISTRATIVE AGENT OR THE BANKS) OR (2) TO THE EXTENT PERMITTED OR NOT EXPRESSLY PROHIBITED BY APPLICABLE LAW, HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING HEREIN CONTAINED SHALL PREVENT OR PROHIBIT BORROWER OR GENERAL PARTNER FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION

AGAINST ADMINISTRATIVE AGENT OR THE BANKS WITH RESPECT TO ANY ASSERTED CLAIM.

               SECTION 12.16. Designated Lender. Any Bank (other than a Bank which is such solely because it is a Designated Lender) (each, a "Designating Lender") may at any time designate one (1) Designated Lender to fund Bid Rate Loans on behalf of such Designating Lender subject to the terms of this Section and the provisions in Section 12.05 shall not apply to such designation. No Bank may designate more than one (1) Designated Lender. The parties to each such designation shall execute and deliver to Administrative Agent for its acceptance a Designation Agreement. Upon such receipt of an appropriately completed Designation Agreement executed by a Designating Lender and a designee representing that it is a Designated Lender, Administrative Agent will accept such Designation Agreement and give prompt notice thereto to Borrower, whereupon, (i) from and after the "Effective Date" specified in the Designation Agreement, the Designated Lender shall become a party to this Agreement with a right to make Bid Rate Loans on behalf of its Designating Lender pursuant to
Section 2.02 after Borrower has accepted the Bid Rate Quote of the Designating Lender and (ii) the Designated Lender shall not be required to make payments with respect to any obligations in this Agreement except to the extent of excess cash flow of such Designated Lender which is not otherwise required to repay obligations of such Designated Lender which are then due and payable; provided, however, that regardless of such designation and assumption by the Designated Lender, the Designating Lender shall be and remain obligated to Borrower, Administrative Agent and the Banks for each and every of the obligations of the Designating Lender and its related Designated Lender with respect to this Agreement, including, without limitation, any indemnification obligations under
Section 10.05. Each Designating Lender shall serve as the administrative agent of its Designated Lender and shall on behalf of, and to the exclusion of, the Designated Lender: (i) receive any and all payments made for the benefit of the Designated Lender and (ii) give and receive all communications and notices and take all actions hereunder, including, without limitation, votes, approvals, waivers and consents under or relating to this Agreement and the other Loan Documents. Any such notice, communication, vote, approval, waiver or consent shall be signed by the Designating Lender as administrative agent for the Designated Lender and shall not be signed by the Designated Lender on its own behalf, but shall be binding on the Designated Lender to the same extent as if actually signed by the Designated Lender. Borrower, Administrative Agent and the Banks may rely thereon without any requirement that the Designated Lender sign or acknowledge the same. No Designated Lender may assign or transfer all or any portion of its interest hereunder or under any other Loan Document, other than assignments to the Designating Lender which originally designated such Designated Lender.

               SECTION 12.17. No Bankruptcy Proceedings. Each of Borrower, the Banks and Administrative Agent hereby agrees that it will not institute against any Designated Lender or join any other Person in instituting against any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, for one (1) year and one (1) day after the payment in full of the latest maturing commercial paper note issued by such Designated Lender.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                VORNADO REALTY L.P.,
                                  a Delaware limited partnership

                                By:    Vornado Realty Trust, a Maryland real
                                       estate investment trust, general partner

                                       By
                                         ---------------------------------------
                                         Name:  Irwin Goldberg
                                         Title:  Chief Financial Officer

                                VORNADO REALTY TRUST,
                                  a Maryland real estate investment trust

                                By
                                  ----------------------------------------------
                                  Name:  Irwin Goldberg
                                  Title:  Chief Financial Officer

                                Address for Notices for both:

                                Park 80 West
                                Plaza II
                                Saddle Brook, New Jersey 07663
                                Attention:    Steven Roth, Chairman and
                                              Irwin Goldberg, Chief Financial
                                              Officer

                                Telephone:  (201) 587-1000
                                Telecopy:   (201) 587-0600

                                with copies to:

                                Sullivan & Cromwell
                                125 Broad Street
                                New York, New York 10004
                                Attention:    Alan Sinsheimer, Esq.
                                Telephone:  (212) 558-4000
                                Telecopy:    (212) 558-3588

                                         UBS AG, STAMFORD BRANCH
                                         (as Bank and Administrative Agent)

                                         By
                                           ------------------------------------
                                           Name:  Jeffrey Wald
                                           Title:  Executive Director

                                         By
                                           ------------------------------------
                                           Name:  David Goldman
                                           Title: Director

                                         Address for Notices and Applicable
                                         Lending Office for Base Rate Loan and
                                         LIBOR Loan:

                                         299 Park Avenue
                                         36th Floor
                                         New York, New York 10171-0026
                                         Attention: Real Estate Finance and
                                                    Mara Martez
                                         Telephone: (212) 821-3872
                                         Telecopy: (212) 821-4138

                                         with copies to:

                                         Dewey Ballantine LLP
                                         1301 Avenue of the Americas
                                         New York, New York 10019
                                         Attention:  George C. Weiss
                                         Telephone:  (212) 259-7320
                                         Telecopy:    (212) 259-6333

                                         THE CHASE MANHATTAN BANK
                                         (as Bank)

                                         By
                                           ------------------------------------
                                           Name:
                                           Title:

                                         Address for Notices and Applicable
                                         Lending Office for Base Rate Loan and
                                         LIBOR Loan:

                                         1 Chase Manhattan Plaza
                                         New York, New York 10081
                                         Attention:  Ms. Christina Gould
                                         Telephone:  (212) 552-7684
                                         Telecopy:    (212) 552-5701

                                         And,

                                         270 Park Avenue
                                         New York, New York 10017
                                         Attention: Mr. John F. Mix
                                         Telephone: (212) 270-9562
                                         Telecopy: (212) 270-3513

                                         CITICORP REAL ESTATE, INC.
                                         (as Bank)

                                         By
                                           -------------------------------
                                           Name:
                                           Title:

                                         Address for Notices and Applicable
                                         Lending Office for Base Rate Loan and
                                         LIBOR Loan:

                                         390 Greenwich St., 1st Floor
                                         New York, New York 10013
                                         Attention: Mark Brown
                                         Telephone: (212) 723-5889
                                         Telecopy:   (212) 723-8380

                                         and

                                         599 Lexington Avenue., 20th Floor
                                         New York, New York 10043
                                         Attention: Michael Broido
                                                    General Counsel
                                         Telephone: (212) 559-0818
                                         Telecopy:   (212) 793-6766

                                         BANK OF AMERICA, N.A.
                                         (as Bank)

                                         By
                                           --------------------------------
                                           Name:
                                           Title:

                                         Address for Notices and Applicable
                                         Lending Office for Base Rate Loan and
                                         LIBOR Loan:

                                         Bank of America, N.A.
                                         100 North Tryon Street
                                         Floor 9
                                         NC1-007-09-11
                                         Charlotte, North Carolina 28255-0001
                                         Attention:    Mr. Jeffrey B. Hoyle
                                         Telephone: (704) 388-4385
                                         Telecopy:  (704) 388-8841

                                         and

                                         Bank of America, N.A.
                                         6610 Rockledge Drive
                                         MD2-600-06-14
                                         Bethesda, MD 20817-1811
                                         Attention: Eleanor Mitchell-Wharton
                                         Telephone: (301) 493-7146
                                         Telecopy:   (301) 571-9093

                                         FLEET NATIONAL BANK
                                         (as Bank)

                                         By
                                           --------------------------------
                                           Name:
                                           Title:

                                         Address for Notices and Applicable
                                         Lending Office for Base Rate Loan and
                                         LIBOR Loan:

                                         Fleet National Bank
                                         1133 Avenue of the Americas
                                         40th Floor
                                         New York, New York 10036
                                         Attention:  Mr. Stephen M. Soled
                                         Telephone:  (212) 703-1933
                                         Telecopy:   (212) 703-1807

                                         BAYERISCHE LANDESBANK CAYMAN
                                          ISLANDS BRANCH
                                         (as Bank)

                                         By
                                           --------------------------------
                                           Name:
                                           Title:

                                         By
                                           --------------------------------
                                           Name:
                                           Title:

                                         Address for Notices and Applicable
                                         Lending Office for Base Rate Loan and
                                         LIBOR Loan:

                                         Bayerische Landesbank Cayman Islands
                                           Branch
                                         560 Lexington Avenue
                                         New York, New York 10022
                                         Attention:  Mr. John Wain
                                         Telephone:  (212) 310-9829
                                         Telecopy:    (212) 310-9868

                                         PNC BANK, NATIONAL ASSOCIATION
                                         (as Bank)

                                         By
                                           -----------------------------
                                           Name:
                                           Title:

                                         Address for Notices and Applicable
                                         Lending Office for Base Rate Loan and
                                         LIBOR Loan:

                                         PNC Bank, National Association
                                         Two Tower Center
                                         18th Floor
                                         East Brunswick, New Jersey 08816
                                         Attention:  Mr. Thomas G. Hyland
                                         Telephone:  (732) 220-3561
                                         Telecopy:   (732) 220-3744

                                         KBC BANK, N.V.
                                         (as Bank)

                                         By
                                           ----------------------------------
                                           Name:
                                           Title:

                                         By
                                           ----------------------------------
                                           Name:
                                           Title:

                                         Address for Notices and Applicable
                                         Lending Office for Base Rate Loan and
                                         LIBOR Loan:

                                         KBC BANK, N.V.
                                         125 West 55th Street
                                         New York, New York 10019
                                         Attention:  Mr. Frank Payne
                                         Telephone:  (212) 541-0723
                                         Telecopy:   (212) 541-0793

                                         DRESDNER BANK AG, NEW YORK BRANCH
                                         AND GRAND CAYMAN BRANCHES
                                         (as Bank)

                                         By
                                           ------------------------------------
                                           Name:
                                           Title:

                                         By
                                           ------------------------------------
                                           Name:
                                           Title:

                                         Applicable Lending Office for Base Rate
                                         Loan and LIBOR Loan:

                                         Dresdner Bank AG, New York
                                           Branch and Grand Cayman Branches

                                         Address for Notices for Base Rate Loan
                                         and LIBOR Loan:

                                         75 Wall Street
                                         25th Floor
                                         New York, New York 10005
                                         Attention: Mr. Clifford Rooke
                                         Telephone: (212) 429-2657
                                         Telecopy: (212) 429-2129

                                         COMMERZBANK AG, NEW YORK BRANCH
                                         (as Bank)

                                         By
                                           ----------------------------------
                                           Name:
                                           Title:

                                         By
                                           ----------------------------------
                                           Name:
                                           Title:

                                         Address for Notices and Applicable
                                         Lending Office for Base Rate Loan and
                                         LIBOR Loan:

                                         Commerzbank AG
                                         New York Branch
                                         2 World Financial Center
                                         New York, New York 10281
                                         Attention:  Mr. David Schwarz
                                                     Ms. Christine Finkel
                                         Telephone:  (212) 266-7632
                                                     (212) 266-7375
                                         Telecopy:   (212) 266-7565

                                         DG BANK DEUTSCHE
                                          GENOSSENSCHAFTBANK AG
                                         (as Bank)

                                         By
                                           --------------------------------
                                           Name:
                                           Title:

                                         By
                                           --------------------------------
                                           Name:
                                           Title:

                                         Address for Notices and Applicable
                                         Lending Office for Base Rate Loan and
                                         LIBOR Loan:

                                         DG Bank Deutsche Genossenschaftbank AG,
                                           Cayman Island Branch
                                         609 Fifth Avenue
                                         New York, New York 10017
                                         Attention:  Ms. Linda J. O'Connell
                                         Telephone:  (212) 745-1586
                                         Telecopy:   (212) 745-1556

                                         THE BANK OF NEW YORK
                                         (as Bank)

                                         By
                                           ---------------------------------
                                           Name:
                                           Title:

                                         Address for Notices and Applicable
                                         Lending Office for Base Rate Loan and
                                         LIBOR Loan:

                                         The Bank of New York
                                         One Wall Street
                                         21st Floor
                                         New York, New York 10286
                                         Attention:  Ms. Maria Kastanis
                                         Telephone:  (212) 635-7519
                                         Telecopy:   (212) 809-9526

                                         SUMMIT BANK
                                         (as Bank)

                                         By
                                           -------------------------------
                                           Name:
                                           Title:

                                         Address for Notices and Applicable
                                         Lending Office for Base Rate Loan and
                                         LIBOR Loan:

                                         Summit Bank
                                         Commercial Real Estate Department
                                         750 Walnut Avenue
                                         Cranford, New Jersey 07106
                                         Attention:  Mr. Greg Haines
                                         Telephone:  (908) 709-6079
                                         Telecopy:   (908) 709-6440

                                         BAYERISCHE HYPO-UND VEREINSBANK
                                           AG, NEW YORK BRANCH
                                         (as Bank)

                                         By
                                           ---------------------------------
                                           Name:
                                           Title:

                                         By
                                           ---------------------------------
                                           Name:
                                           Title:

                                         Address for Notices and Applicable
                                         Lending Office for Base Rate Loan and
                                         LIBOR Loan:

                                         150 East 42nd Street
                                         New York, New York 10017-4679
                                         Attention:  Mr. Robert Dowling
                                         Telephone:  (212) 672-5733
                                         Telecopy:   (212) 672-5527

                                         ISRAEL DISCOUNT BANK OF NEW YORK
                                         (as Bank)

                                         By
                                           -------------------------------
                                           Name:
                                           Title:

                                         By
                                           -------------------------------
                                           Name:
                                           Title:

                                         Applicable Lending Office:

                                         Address for Notices and Applicable
                                         Lending Office for Base Rate Loan and
                                         LIBOR Loan:

                                         Israel Discount Bank of New York
                                         511 Fifth Avenue
                                         New York, New York 10017
                                         Attention:   Mr. Barry Shivak
                                         Telephone:   (212) 551-8829
                                         Telecopy:    (212) 551-8567

                                         CITIZENS BANK OF MASSACHUSETTS
                                         (as Bank)

                                         By
                                           -------------------------------
                                           Name:
                                           Title:

                                         Address for Notices and Applicable
                                         Lending Office for Base Rate Loan and
                                         LIBOR Loan:

                                         Citizens Bank of Massachusetts
                                         One Citizens Plaza (RC0440)
                                         Providence, Rhode Island 02903
                                         Attention:   Mr. Craig E. Schermerhorn
                                         Telephone:   (401) 455-5425
                                         Telecopy:    (401) 282-4485

                                         CHANG HWA COMMERCIAL BANK, LTD.,
                                         NEW YORK BRANCH (as Bank)

                                         By
                                           -------------------------------
                                           Name:
                                           Title:

                                         Address for Notices and Applicable
                                         Lending Office for Base Rate Loan and
                                         for LIBOR Loan:

                                         Chang Hwa Commercial Bank, Ltd.,
                                          New York Branch
                                         One World Trade Center
                                         Suite 3211
                                         New York, New York 10048
                                         Attention:   Mr. Peter Lien
                                         Telephone:   (212) 390-7040
                                         Telecopy:    (212) 390-0120

                                         COMERICA BANK (as Bank)

                                         By
                                           --------------------------------
                                           Name:
                                           Title:

                                         Assignee's Applicable Lending Office
                                         and Address for Notices:

                                         Comerica Bank
                                         500 Woodward Avenue, MC 3256
                                         Detroit, Michigan 48220
                                         Attention:   Ms. Betsy Branson
                                         Tel:   (313) 222-5878
                                         Fax:   (313) 222-3697

                                         BANKERS TRUST COMPANY (as Bank)

                                         By
                                           --------------------------------
                                           Name:
                                           Title:

                                         Address for Notices and Applicable
                                         Lending Office for Base Rate Loan and
                                         LIBOR Loan:

                                         Bankers Trust Company
                                         130 Liberty Street - 25th Floor
                                         New York, New York 10006
                                         Attention:   Mr. Bruce Habig
                                         Telephone:   (212) 250-4469
                                         Telecopy:    (212) 669-0764

                                         FIRST UNION NATIONAL BANK (as Bank)

                                         By
                                           --------------------------------
                                           Name:
                                           Title:

                                         Address for Notices and Applicable
                                         Lending Office for Base Rate Loan and
                                         for LIBOR Loan:

                                         301 South College St., TW-6
                                         Charlotte, North Carolina 28288-0166
                                         Attention: Mr. Daniel Sullivan
                                         Telephone: (704) 383-6441
                                         Telecopy:  (704) 383-6205

                                         ING (U.S.) CAPITAL LLC (as Bank)

                                         By
                                           ----------------------------------
                                           Name:
                                           Title:

                                         Address for Notices and Applicable
                                         Lending Office for Base Rate Loan and
                                         for LIBOR Loan:

                                         55 East 52nd Street
                                         35th Floor
                                         New York, New York 10055
                                         Attention: Mr. Brendan Thorpe
                                                    Ms. Layne Poma
                                         Telephone:  (212) 409-0473
                                                     (212) 409-1760
                                         Telecopy:   (212) 409-5853

                                         LASALLE BANK NATIONAL ASSOCIATION
                                         (as Bank)

                                         By
                                           ----------------------------------
                                           Name:
                                           Title:

                                         Address for Notices and Applicable
                                         Lending Office for Base Rate Loan and
                                         for LIBOR Loan:

                                         135 S. LaSalle Street
                                         Suite 1225
                                         Chicago, Illinois 60603-3499
                                         Attention: Mr. Klay Schmeisser
                                         Telephone: (312) 904-0647
                                         Telecopy : (312) 904-6467

                                         CREDIT SUISSE FIRST BOSTON (as Bank)

                                         By
                                           ----------------------------------
                                           Name:
                                           Title:

                                         By
                                           ----------------------------------
                                           Name:
                                           Title:

                                         Address for Notices and Applicable
                                         Lending Office for Base Rate Loan and
                                         for LIBOR Loan:

                                         Five World Trade Center
                                         New York, New York 10048
                                         Attention: Mr. Ronald Davis
                                         Telephone: (212) 322-1865
                                         Telecopy:  (212) 355-0593

                                         LEHMAN COMMERCIAL PAPER INC. (as Bank)

                                         By
                                           ----------------------------------
                                           Name:
                                           Title:

                                         Address for Notices and Applicable
                                         Lending Office for Base Rate Loan and
                                         for LIBOR Loan:

                                         12th Floor
                                         3 World Financial Center
                                         New York, New York 10285-1200
                                         Telephone:  (212) 526-6970
                                         Telecopy:   (212) 526-0035

                                         ERSTE BANK, NEW YORK
                                         (as Bank)

                                         By
                                           ----------------------------------
                                           Name:
                                           Title:

                                         By
                                           ----------------------------------
                                           Name:
                                           Title:

                                         Address for Notices and Applicable
                                         Lending Office for Base Rate Loan:

                                         Erste Bank, New York
                                         280 Park Avenue
                                         32nd Floor
                                         West Building
                                         New York, New York 10017
                                         Attention:   Mr. Edward Tanczos
                                         Telephone:   (212) 984-5653
                                         Telecopy:    (212) 984-5626

                                         Applicable Lending Office for LIBOR
                                         Loan:

                                         Erste Bank, Cayman
                                         280 Park Avenue
                                         32nd Floor
                                         West Building
                                         New York, New York 10017

                                         WELLS FARGO BANK,
                                         NATIONAL ASSOCIATION
                                         (as Bank)

                                         By
                                           ----------------------------------
                                           Name:
                                           Title:

                                         Address for Notices and Applicable
                                         Lending Office for Base Rate Loan and
                                         LIBOR Loan:

                                         Wells Fargo Bank, National Association
                                         Real Estate Group
                                         2020 K Street, N.W., Suite 420
                                         Washington, D.C. 20006-6036
                                         Attention:  Manager, Loan
                                                     Administration Department

                                         with copies of Notices to:

                                         Wells Fargo Bank
                                         Real Estate Group
                                         420 Montgomery Street, 6th Floor
                                         San Francisco, CA 94111
                                         Attention: Chief Credit Officer, Real
                                         Estate Group

                                    EXHIBIT A

                              AUTHORIZATION LETTER

                               ____________, 2000

UBS AG, Stamford Branch
299 Park Avenue
New York, New York 10171

               Re: Revolving Credit Agreement dated as of the date hereof (the "Loan Agreement"; capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement) among us, as Borrower, the Banks named therein, and you, as Administrative Agent for said Banks

Gentlemen:

               In connection with the captioned Loan Agreement, we hereby designate any of the following persons to give to you instructions, including notices required pursuant to the Loan Agreement, orally, by telephone or teleprocess, or in writing:

                      Steven Roth
                      Michael Fascitelli
                      Joseph Macnow
                      Ross Morrison
                      Irwin Goldberg.

               Instructions may be honored on the oral, telephonic, teleprocess or written instructions of anyone purporting to be any one of the above designated persons even if the instructions are for the benefit of the person delivering them. We will furnish you with confirmation of each such instruction either by telex (whether tested or untested) or in writing signed by any person designated above (including any telecopy which appears to bear the signature of any person designated above) on the same day that the instruction is provided to you but your responsibility with respect to any instruction shall not be affected by your failure to receive such confirmation or by its contents.

               Without limiting the foregoing, we hereby unconditionally authorize any one of the above-designated persons to execute and submit requests for advances of proceeds of the Loans (including the Initial Advance) and notices of Elections, Conversions and Continuations to you under the Loan Agreement with the identical force and effect in all respects as if executed and submitted by us.

               You and the Banks shall be fully protected in, and shall incur no liability to us for, acting upon any instructions which you in good faith believe to have been given by any person designated above, and in no event shall you or any Bank be liable for special, consequential or punitive damages. In addition, we agree to hold you, the Banks and your and the Banks' agents harmless from any and all liability, loss and expense arising directly or indirectly out of instructions that we provide to you in connection with the Loan Agreement except for liability, loss or expense occasioned by the gross negligence or willful misconduct of you or your agents.

               Upon notice to us, you may, at your option, refuse to execute any instruction, or part thereof, without incurring any responsibility for any loss, liability or expense arising out of such refusal if you in good faith believe that the person delivering the instruction is not one of the persons designated above or if the instruction is not accompanied by an authentication method that we have agreed to in writing.

               We will promptly notify you in writing of any change in the persons designated above and, until you have actually received such written notice and have had a reasonable opportunity to act upon it, you are authorized to act upon instructions, even though the person delivering them may no longer be authorized.

                                         Very truly yours,

                                         VORNADO REALTY L.P.,
                                           a Delaware limited partnership

                                         By: Vornado Realty Trust, a Maryland
                                             real estate investment trust,
                                             general partner

                                         By
                                            -----------------------------
                                            Name:
                                            Title:

                                    EXHIBIT B

                                RATABLE LOAN NOTE

$___________                                                New York, New York
                                                              __________, 2000

               For value received, Vornado Realty L.P., a Delaware limited partnership ("Borrower"), hereby promises to pay to the order of ___________ or its successors or assigns (collectively, the "Bank"), at the principal office of UBS AG, Stamford Branch located at 299 Park Avenue, New York, New York 10171 ("Administrative Agent") for the account of the Applicable Lending Office of the Bank, the principal sum of ________ Dollars ($____________) or, if less, the amount loaned by the Bank under its Ratable Loan to Borrower pursuant to the Loan Agreement (as defined below) and actually outstanding, in lawful money of the United States and in immediately available funds, in accordance with the terms set forth in the Loan Agreement. Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, in like money, at said office for the account of said Applicable Lending Office, at the times and at the rates per annum as provided in the Loan Agreement. Any amount of principal hereof which is not paid when due, whether at stated maturity, by acceleration, or otherwise, shall bear interest from the date when due until said principal amount is paid in full, payable on demand, at the rate set forth in the Loan Agreement.

               The date and amount of each advance of the Ratable Loan made by the Bank to Borrower under the Loan Agreement, and each payment of said Ratable Loan, shall be recorded by the Bank on its books and, prior to any transfer of this Note (or, at the discretion of the Bank, at any other time), may be endorsed by the Bank on the schedule attached hereto and any continuation thereof.

               This Note is one of the Ratable Loan Notes referred to in the Revolving Credit Agreement dated as of March ___, 2000 (as the same may be amended from time to time, the "Loan Agreement") among Borrower, Vornado Realty Trust, the Banks named therein (including the Bank) and Administrative Agent, as administrative agent for the Banks. All of the terms, conditions and provisions of the Loan Agreement are hereby incorporated by reference. All capitalized terms used herein and not defined herein shall have the meanings given to them in the Loan Agreement.

               The Loan Agreement contains, among other things, provisions for the prepayment of and acceleration of this Note upon the happening of certain stated events.

               No recourse shall be had under this Note against the VRT Principals except as and to the extent set forth in Section 11.02 of the Loan Agreement.

               All parties to this Note, whether principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, protest, notice of protest and notice of dishonor.

               This Note shall be governed by the laws of the State of New York, provided that, as to the maximum lawful rate of interest which may be charged or collected, if the laws applicable to the Bank permit it to charge or collect a higher rate than the laws of the State of New York, then such law applicable to the Bank shall apply to the Bank under this Note.

               IN WITNESS WHEREOF, Borrower has executed and delivered this Note on the day and year first above written.

                                         VORNADO REALTY L.P.,
                                          a Delaware limited partnership

                                         By: Vornado Realty Trust, a Maryland
                                             real estate investment trust,
                                             general partner

                                         By
                                           ---------------------------------
                                           Name:
                                           Title:

               This is to certify that this Note was executed in my presence on the date hereof by the party whose signature appears above in the capacity indicated.

                                         --------------------------------------
                                                     Notary Public


                                                 My commission expires:


                                         --------------------------------------

---------------------------------------------------------------------------------------------------
                    Amount              Amount               Balance
     Date         of Advance          of Payment           Outstanding            Notation By
     ----         ----------          ----------           -----------            -----------
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------

                                    EXHIBIT C

                               BID RATE LOAN NOTE

$500,000,000                                                  New York, New York
                                                               __________, 20__

               For value received, Vornado Realty L.P., a Delaware limited partnership ("Borrower"), hereby promises to pay to the order of UBS AG, Stamford Branch ("Administrative Agent") or its successors or assigns as Administrative Agent for the account of the respective Banks making Bid Rate Loans or their respective successors or assigns (for the further account of their respective Applicable Lending Offices), at the principal office of Administrative Agent located at 299 Park Avenue, New York, New York 10171, the principal sum of Five Million Dollars ($500,000,000) or, if less, the amount loaned by said Banks under their respective Bid Rate Loans to Borrower pursuant to the Loan Agreement (as defined below) and actually outstanding, in lawful money of the United States and in immediately available funds, in accordance with the terms set forth in the Loan Agreement. Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, in like money, at said office for the account of said Banks for the further account of their respective Applicable Lending Offices, at the times and at the rates per annum as provided in the Loan Agreement. Any amount of principal hereof which is not paid when due, whether at stated maturity, by acceleration, or otherwise, shall bear interest from the date when due until said principal amount is paid in full, payable on demand, at the rate set forth in the Loan Agreement.

               The date and amount of each Bid Rate Loan to Borrower under the Loan Agreement referred to below, the name of the Bank making the same, the interest rate applicable thereto and the maturity date thereof (i.e., the end of the Interest Period applicable thereto) shall be recorded by Administrative Agent on its records and may be endorsed by Administrative Agent on the schedule attached hereto and any continuation thereof.

               This Note is the Bid Rate Loan Note referred to in the Revolving Credit Agreement dated as of March ___, 2000 (as the same may be amended from time to time, the "Loan Agreement") among Borrower, Vornado Realty Trust, the Banks named therein and Administrative Agent, as administrative agent for the Banks. All of the terms, conditions and provisions of the Loan Agreement are hereby incorporated by reference. All capitalized terms used herein and not defined herein shall have the meanings given to them in the Loan Agreement.

               The Loan Agreement contains, among other things, provisions for the prepayment of and acceleration of this Note upon the happening of certain stated events.

               No recourse shall be had under this Note against the VRT Principals except as and to the extent set forth in Section 11.02 of the Loan Agreement.

               All parties to this Note, whether principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, protest, notice of protest and notice of dishonor.

               This Note shall be governed by the laws of the State of New York, provided that, as to the maximum lawful rate of interest which may be charged or collected, if the laws applicable to a particular Bank permit it to charge or collect a higher rate than the laws of the State of New York, then such law applicable to such Bank shall apply to such Bank under this Note.

               IN WITNESS WHEREOF, Borrower has executed and delivered this Note on the day and year first above written.

                                         VORNADO REALTY L.P.,
                                          a Delaware limited partnership

                                         By:  Vornado Realty Trust, a Maryland
                                              real estate investment trust,
                                              general partner

                                         By
                                           ----------------------------------
                                           Name:
                                           Title:

               This is to certify that this Note was executed in my presence on the date hereof by the party whose signature appears above in the capacity indicated.

                                         --------------------------------------
                                                      Notary Public



                                         My commission expires:


                                         ---------------------------------------

Bid                                                                        Maturity
Rate                      Date of        Principal        Interest         (i.e., Expiration of
Loan #        Bank        Advance         Amount            Rate           Interest Period)
------        ----        -------         ------          ------           ----------------

                                    EXHIBIT D

                              SOLVENCY CERTIFICATE

               The __________ executing this Certificate is the _______________ of Vornado Realty Trust, a Maryland real estate investment trust ("General Partner"), the sole general partner of Vornado Realty L.P., a Delaware limited partnership ("Borrower"), and is familiar with its properties, assets and businesses, and is duly authorized to execute this Certificate on behalf of Borrower pursuant to the Revolving Credit Agreement dated the date hereof (the "Loan Agreement") among Borrower, General Partner, the banks party thereto (each a "Bank" and collectively, the "Banks") and UBS AG, Stamford Branch, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent"). In executing this Certificate, such individual is acting solely in [his] [her] capacity as the _________ of General Partner, and not in [his] [her] individual capacity. Unless otherwise defined herein, terms defined in the Loan Agreement are used herein as therein defined.

               The undersigned further certifies that [he] [she] has carefully reviewed the Loan Agreement and the other Loan Documents and the contents of this Certificate and, in connection herewith, has made such investigation and inquiries as [he] [she] deems necessary and prudent therefor. The undersigned further certifies that the financial information and assumptions which underlie and form the basis for the representations made in this Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.

               The undersigned understands that the Agent is relying on the truth and accuracy of this Certificate in connection with the transactions contemplated by the Loan Agreement.

               The undersigned certifies that Borrower is Solvent.

               IN WITNESS WHEREOF, the undersigned has executed this Certificate on March ___, 2000.


                                              ----------------------------------

                                    EXHIBIT E

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

               ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of __________, 199_, among [insert name of assigning Bank] ("Assignor"), [insert name of Assignee] ("Assignee"), Vornado Realty L.P., a Delaware limited partnership ("Borrower") and UBS AG, Stamford Branch, as administrative agent for the Banks referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                              Preliminary Statement

               1. This Assignment and Assumption Agreement (this "Agreement") relates to the Revolving Credit Agreement dated March ___, 2000 (as the same may be amended from time to time, the "Loan Agreement") among Borrower, Vornado Realty Trust, the banks party thereto (each a "Bank" and, collectively, the "Banks") and the Administrative Agent. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

               2. Subject to the terms and conditions set forth in the Loan Agreement, Assignor has made a Loan Commitment to Borrower.

               3. Assignor desires to assign to Assignee all of the rights of Assignor under the Loan Agreement in respect of a portion of its Ratable Loan and Loan Commitment thereunder in an amount equal to __________ Dollars ($__________) (collectively, the "Assigned Loan and Commitment"); and Assignee desires to accept assignment of such rights and assume the corresponding obligations from Assignor on such terms. No portion of any outstanding Bid Rate Loans is being assigned hereby.

               NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

               SECTION 1. Assignment. Assignor hereby assigns and sells to Assignee all of the rights of Assignor under the Loan Agreement in and to the Assigned Loan and Commitment, and Assignee hereby accepts such assignment from Assignor and assumes all of the obligations of Assignor under the Loan Agreement with respect to the Assigned Loan and Commitment. Upon the execution and delivery hereof by Assignor, Assignee, Borrower and the Administrative Agent and the payment of the amount specified in Section 2 hereof required to be paid on the date hereof, (1) Assignee shall, as of the commencement of business on the date hereof, succeed to the rights and obligations of a Bank under the Loan Agreement with a Loan and a Loan Commitment in amounts equal to the Assigned Loan and Commitment (and the definition of Loan Commitment in the Loan Agreement is revised accordingly), and (2) the Loan and Loan Commitment of Assignor shall, as of the commencement of business on the date hereof, be reduced correspondingly and Assignor released from its obligations under the Loan Agreement to the extent such obligations have been assumed by Assignee. Assignor represents and warrants to Assignee (1) that Assignor is the legal and beneficial owner of the Assigned Loan and Commitment free and clear of all liens and other encumbrances and (2) that Assignor is legally authorized to enter into this Agreement. Except as provided in the immediately preceding sentence, the assignment provided for herein shall be without representation or warranty by, or recourse to, Assignor. Assignee represents and warrants to Assignor that Assignee is legally authorized to enter into this Agreement.

               SECTION 2. Payments. As consideration for the assignment and sale contemplated in Section 1 hereof, Assignee shall pay to Assignor on the date hereof in immediately available funds an amount equal to __________ Dollars ($___________) [insert the amount of that portion of Assignor's Loan being assigned]. It is understood that any fees paid to Assignor under the Loan Agreement are for the account of Assignor. Each of Assignor and Assignee hereby agrees that if it receives any amount under the Loan Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

               SECTION 3. [Consent of Borrower and UBS and Acknowledgment by the Administrative Agent;] Execution and Delivery of Note. [This Agreement is conditioned upon the consent of UBS and, provided there exists no Event of Default, Borrower and upon the acknowledgment by the Administrative Agent pursuant to Section 12.05 of the Loan Agreement. The execution of this Agreement by Borrower and the Administrative Agent is evidence of this consent and acknowledgment, respectively. ONLY NECESSARY IF ASSIGNEE IS NOT A MAJORITY OWNED SUBSIDIARY OF A BANK OR OF THE PARENT OF A BANK] Pursuant to Section 12.05 of the Loan Agreement, Borrower has agreed to execute and deliver Ratable Loan Notes payable to the respective orders of Assignee and Assignor to evidence the assignment and assumption provided for herein.

               SECTION 4. Non-Reliance on Assignor. Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of Borrower or any other party to any Loan Document, or the validity and enforceability of the obligations of Borrower or any other party to a Loan Document in respect of the Loan Agreement or any other Loan Document. Assignee acknowledges that it has, independently and without reliance on Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of Borrower and the other parties to the Loan Documents.

               SECTION 5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

               SECTION 6. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

               SECTION 7. Certain Representations and Agreements by Assignee. Reference is made to Section 10.13 of the Loan Agreement. Assignee hereby represents that it is entitled to receive any payments to be made to it under the Loan Agreement or hereunder without the withholding of any tax and agrees to furnish the evidence of such exemption as specified therein and otherwise to comply with the provisions of said Section 10.13.

               IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                         [NAME OF ASSIGNOR]

                                         By
                                           ---------------------------------
                                           Name:
                                           Title:

                                         [NAME OF ASSIGNEE]

                                         By
                                           ---------------------------------
                                           Name:
                                           Title:

                                         Applicable Lending Office:

                                         Address for Notices:

                                         [Assignee]
                                         [Address]
                                         Attention: _______________
                                         Telephone: (___) ________
                                         Telecopy: (___) ________

                                         VORNADO REALTY L.P.,
                                          Delaware limited partnership

                                         By: Vornado Realty Trust, a Maryland
                                             real estate investment trust,
                                             general partner

                                             By
                                               --------------------------------
                                               Name:
                                               Title:

                                         UBS AG, STAMFORD BRANCH

                                         By
                                           -------------------------------------
                                           Name:
                                           Title:

                                         By
                                           -------------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT F

                               MATERIAL AFFILIATES

------------------------------------------------------------------------------------------------
                                State of               Borrower's              Principal
         Name                  Formation             %age Interest              Business
         ----                  ---------             -------------              --------
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

                                   EXHIBIT G-1

                             BID RATE QUOTE REQUEST

                                                                          [Date]

To:            UBS AG, Stamford Branch, as Administrative Agent (the
               "Administrative Agent")

From:          [Borrower]

Re: Revolving Credit Agreement (as amended, the "Loan Agreement") dated as of March ___, 2000 among [Borrower], Vornado Realty Trust, the Banks party thereto and the Administrative Agent

               We hereby give notice pursuant to Section 2.02 of the Loan Agreement that we request Bid Rate Quotes for the following proposed Bid Rate
Loans:

Date of Borrowing:    _______________________

Principal Amount*                           Interest Period**
-----------------                           -----------------
$
               Such Bid Rate Quotes should offer a LIBOR Bid Margin.

               Terms used herein have the meanings assigned to them in the Loan
               Agreement.

                                         [BORROWER]

                                         By
                                           -------------------------------
                                           Name:
                                           Title:


----------------
     * Subject to the minimum amount and other requirements set forth in Section 2.02(a) of the Loan Agreement.

     ** Subject to the provisions of the definition of "Interest Period" in the Loan Agreement.



                                     G-1-1

                                   EXHIBIT G-2

                         INVITATION FOR BID RATE QUOTES

To:            [Bank]

Re:            Invitation for Bid Rate Quotes to [Borrower] ("Borrower")

               Pursuant to Section 2.02 of the Revolving Credit Agreement dated as of March ___, 2000 among Borrower, Vornado Realty Trust, the Banks party thereto and the undersigned, as Administrative Agent (as amended, the "Loan Agreement"), we are pleased on behalf of Borrower to invite you to submit Bid Rate Quotes to Borrower for the following proposed Bid Rate Loans:

Date of Borrowing:    _______________________

Principal Amount                                   Interest Period
----------------                                   ---------------

$

               Such Bid Rate Quotes should offer a LIBOR Bid Margin.

               Please respond to this invitation by no later than 2:00 P.M. (New
               York time) on [date].

               Terms used herein have the meanings assigned to them in the Loan
               Agreement.

                                         UBS AG, STAMFORD BRANCH,
                                          as Administrative Agent

                                         By
                                           -------------------------------
                                           Name:
                                           Title:


                                         By
                                           -------------------------------
                                           Name:
                                           Title:


                                     G-2-1

                                   EXHIBIT G-3

                                 BID RATE QUOTE

To:            UBS AG, Stamford Branch, as Administrative Agent

Re: Bid Rate Quote to [Borrower] ("Borrower") pursuant to Revolving Credit Agreement dated March ___, 2000 among Borrower, Vornado Realty Trust, the Banks party thereto and Administrative Agent (as amended, the "Loan Agreement")

               In response to your invitation on behalf of Borrower dated _______________, 19__, we hereby make the following Bid Rate Quote on the following terms:

1.      Quoting Bank:
2.      Person to contact at quoting Bank:
        ____________________________________________
3.      Date of borrowing:____________________________*
4. We hereby offer to make Bid Rate Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

Principal                    Interest              LIBOR Bid
Amount**                     Period***             Margin****

$

$

        [Provided, that the aggregate principal amount of Bid Rate Loans for which the above offers may be accepted shall not exceed $____________.]

---------------------------------

     *  As specified in the related Invitation for Bid Rate Quotes.

     ** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Amounts of bids are subject to the requirements of Section 2.02(c) of the Loan Agreement.

     *** No more than three (3) bids are permitted for each Interest Period.

     **** Margin over or under the LIBOR Interest Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/1,000 of 1%) and specify whether "PLUS" or "MINUS".


                                     G-3-1

5.      LIBOR Reserve Requirement, if any: _____________________.

6.      Terms used herein have the meanings assigned to them in the Loan
        Agreement.

               We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Loan Agreement, irrevocably obligates us to make the Bid Rate Loan(s) for which any offer(s) are accepted, in whole or in part.

                                         Very truly yours,

                                         [NAME OF BANK]

Date:                                    By:
     ------------------                     --------------------------------
                                                   Authorized Officer


                                     G-3-2

                                   EXHIBIT G-4

                          ACCEPTANCE OF BID RATE QUOTE

To:            UBS AG, Stamford Branch, as Administrative Agent (the
               "Administrative Agent")

From:          [Borrower]

Re: Revolving Loan Agreement (as amended, the "Loan Agreement") dated as of March ___, 2000 among [Borrower], Vornado Realty Trust, the Banks party thereto and the Administrative Agent

               We hereby accept the offers to make Bid Rate Loan(s) set forth in the Bid Rate Quote(s) identified below:

                  Date of Bid           Principal         Interest           LIBOR Bid
Bank              Rate Quote            Amount            Period             Margin
----              ----------            ------            ------             ------

               Terms used herein have the meanings assigned to them in the Loan Agreement.

                                         Very truly yours,

                                         [BORROWER]

                                         By
                                           --------------------------------
                                           Name:
                                           Title:


                                     G-4-1

                                    EXHIBIT H

                              DESIGNATION AGREEMENT

               Reference is made to that certain Revolving Credit Agreement dated as of March ___, 2000 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") among [BORROWER], Vornado Realty Trust, the Banks party thereto, and UBS AG, Stamford Branch, as administrative agent for said banks. Terms defined in the Loan Agreement and not otherwise defined herein are used herein with the same meaning.

               [BANK] ("Designor") and ____________________, a ________________
("Designee") agree as follows:

               1. Designor hereby designates Designee, and Designee hereby accepts such designation, to have a right to make Bid Rate Loans pursuant to
Section 2.02 of the Loan Agreement. Any assignment by Designor to Designee of its rights to make a Bid Rate Loan pursuant to such Section shall be effective at the time of the funding of such Bid Rate Loan and not before such time.

               2. Except as set forth in Section 6 below, Designor makes no representation or warranty and assumes no responsibility pursuant to this Designation Agreement with respect to (a) any statements, warranties or representations made in or in connection with any Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument and document furnished pursuant thereto or (b) the financial condition of Borrower or General Partner or the performance or observance by Borrower or General Partner of any of their obligations under any Loan Document or any other instrument or document furnished pursuant thereto.

               3. Designee (a) confirms that it has received a copy of each Loan Document, together with copies of such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (b) agrees that it will independently and without reliance upon Administrative Agent, Designor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Loan Document; (c) represents that it is a Designated Lender; (d) appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under any Loan Document as are delegated to Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of any Loan Document are required to be performed by it as a Bank.

               4. Designee hereby appoints Designor as Designee's agent and attorney-in-fact, and grants to Designor an irrevocable power of attorney, to receive payments made for the benefit of Designee under the Loan Agreement, to deliver and receive all communications and notices under the Loan Agreement and other Loan Documents and to exercise on Designee's behalf all rights to vote and to grant and make approvals, waivers, consents or amendments to or under the Loan Agreement or other Loan Documents. Any document executed by Designor on Designee's behalf in connection with the Loan Agreement or other Loan Documents shall be binding on Designee. Borrower, Administrative Agent and each of the Banks may rely on and are beneficiaries of this Designation Agreement.

               5. Following the execution of this Designation Agreement by Designor and Designee, it will be delivered to Administrative Agent for acceptance by Administrative Agent. The effective date for this Designation Agreement (the "Effective Date") shall be the date of acceptance hereof by Administrative Agent.

               6. Designor unconditionally agrees to pay or reimburse Designee and save Designee harmless against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed or asserted by any of the parties to the Loan Documents against Designee, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Designee hereunder or thereunder, provided that Designor shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from Designee's gross negligence or willful misconduct.

               7. As of the Effective Date, Designee shall be a party to the Loan Agreement with a right to make Bid Rate Loans as a Bank pursuant to Section
2.02 of the Loan Agreement and the rights and obligations of a Bank related thereto; provided, however, that Designee shall not be required to make payments with respect to such obligations except to the extent of excess cash flow of Designee which is not otherwise required to repay obligations of Designee which are then due and payable. Notwithstanding the foregoing, Designor, as administrative agent for Designee, shall be and remain obligated to Borrower, Administrative Agent and the Banks for each and every of the obligations of Designee and Designor with respect to the Loan Agreement, including, without limitation, any indemnification obligations under Section 10.05 of the Loan Agreement.

               8. This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

               9. This Designation Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               IN WITNESS WHEREOF, Designor and Designee have executed and delivered this Designation Agreement as of the date first set forth above.

                                         [DESIGNOR]

                                         By
                                           ------------------------------
                                           Name:
                                           Title:

                                         [DESIGNEE]

                                         By
                                           ------------------------------
                                           Name:
                                           Title:

                                         Applicable Lending Office
                                         and Address for Notices:

                                         -----------------------
                                         -----------------------
                                         -----------------------

                                         Attention:  _______________
                                         Telephone:  (___) ________
                                         Telecopy:   (___) ________

                                         ACCEPTED AS OF THE ___ DAY OF
                                         ___________, 20_____.

                                         UBS AG, STAMFORD BRANCH,
                                          as Administrative Agent

                                         By
                                           ------------------------------
                                           Name:
                                           Title:

                                         By
                                           ------------------------------
                                           Name:
                                           Title:

                                TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----
    ARTICLE I DEFINITIONS; ETC...............................................................2
        SECTION 1.01.     Definitions........................................................2
        SECTION 1.02.     Accounting Terms..................................................16
        SECTION 1.03.     Computation of Time Periods.......................................16
        SECTION 1.04.     Rules of Construction.............................................16

    ARTICLE II THE LOANS....................................................................17
        SECTION 2.01.     Ratable Loans; Bid Rate Loans; Purpose............................17
        SECTION 2.02.     Bid Rate Loans....................................................18
        SECTION 2.03.     Advances, Generally...............................................21
        SECTION 2.04.     Procedures for Advances...........................................22
        SECTION 2.05.     Interest Periods; Renewals........................................22
        SECTION 2.06.     Interest..........................................................23
        SECTION 2.07.     Fees..............................................................23
        SECTION 2.08.     Notes.............................................................23
        SECTION 2.09.     Prepayments.......................................................24
        SECTION 2.10.     Method of Payment.................................................24
        SECTION 2.11.     Elections, Conversions or Continuation of Loans...................25
        SECTION 2.12.     Minimum Amounts...................................................25
        SECTION 2.13.     Certain Notices Regarding Elections, Conversions and
                          Continuations of Loans............................................25
        SECTION 2.14.     Late Payment Premium..............................................26
        SECTION 2.15.     Changes of Commitments............................................26
        SECTION 2.16.     Letters of Credit.................................................26


    ARTICLE III YIELD PROTECTION; ILLEGALITY; ETC...........................................28
        SECTION 3.01.     Additional Costs..................................................28
        SECTION 3.02.     Limitation on Types of Loans......................................29
        SECTION 3.03.     Illegality........................................................29
        SECTION 3.04.     Treatment of Affected Loans.......................................30
        SECTION 3.05.     Certain Compensation..............................................30
        SECTION 3.06.     Capital Adequacy..................................................31
        SECTION 3.07.     Substitution of Banks.............................................31

    ARTICLE IV CONDITIONS PRECEDENT.........................................................33
        SECTION 4.01.     Conditions Precedent to the Loans.................................33
        SECTION 4.02.     Conditions Precedent to Advances After the Initial Advance........35
        SECTION 4.03.     Deemed Representations............................................35

                                                                                            Page
                                                                                            ----
    ARTICLE V REPRESENTATIONS AND WARRANTIES................................................35
        SECTION 5.01.     Existence.........................................................35
        SECTION 5.02.     Corporate/Partnership Powers......................................36
        SECTION 5.03.     Power of Officers.................................................36
        SECTION 5.04.     Power and Authority; No Conflicts; Compliance With Laws...........36
        SECTION 5.05.     Legally Enforceable Agreements....................................36
        SECTION 5.06.     Litigation........................................................37
        SECTION 5.07.     Good Title to Properties..........................................37
        SECTION 5.08.     Taxes.............................................................37
        SECTION 5.09.     ERISA.............................................................37
        SECTION 5.10.     No Default on Outstanding Judgments or Orders.....................37
        SECTION 5.11.     No Defaults on Other Agreements...................................38
        SECTION 5.12.     Government Regulation.............................................38
        SECTION 5.13.     Environmental Protection..........................................38
        SECTION 5.14.     Solvency..........................................................38
        SECTION 5.15.     Financial Statements..............................................38
        SECTION 5.16.     Valid Existence of Affiliates.....................................38
        SECTION 5.17.     Insurance.........................................................39
        SECTION 5.18.     Accuracy of Information; Full Disclosure..........................39

    ARTICLE VI AFFIRMATIVE COVENANTS........................................................39
        SECTION 6.01.     Maintenance of Existence..........................................39
        SECTION 6.02.     Maintenance of Records............................................39
        SECTION 6.03.     Maintenance of Insurance..........................................40
        SECTION 6.04.     Compliance with Laws; Payment of Taxes............................40
        SECTION 6.05.     Right of Inspection...............................................40
        SECTION 6.06.     Compliance With Environmental Laws................................40
        SECTION 6.07.     Payment of Costs..................................................40
        SECTION 6.08.     Maintenance of Properties.........................................40
        SECTION 6.09.     Reporting and Miscellaneous Document Requirements.................40
        SECTION 6.10.     Management........................................................43

    ARTICLE VII NEGATIVE COVENANTS..........................................................43
        SECTION 7.01.     Mergers Etc.......................................................43
        SECTION 7.02.     Investments.......................................................43
        SECTION 7.03.     Sale of Assets....................................................43

    ARTICLE VIII FINANCIAL COVENANTS........................................................44
        SECTION 8.01.     Equity Value......................................................44
        SECTION 8.02.     Relationship of Total Outstanding Indebtedness to
                          Capitalization Value..............................................44
        SECTION 8.03.     Relationship of Combined EBITDA to Interest Expense...............44
        SECTION 8.04.     Relationship of Combined EBITDA to Total Outstanding
                          Indebtedness......................................................44

                                                                                            Page
                                                                                            ----
        SECTION 8.05.     Unsecured Debt Yield..............................................44
        SECTION 8.06.     Relationship of Combined EBITDA to Fixed Charges..................44
        SECTION 8.07.     Relationship of Unencumbered Combined EBITDA to Unsecured
                          Interest Expense..................................................44

    ARTICLE IX EVENTS OF DEFAULT............................................................45
        SECTION 9.01.     Events of Default.................................................45
        SECTION 9.02.     Remedies..........................................................47

    ARTICLE X ADMINISTRATIVE AGENT; RELATIONS AMONG BANKS...................................47
        SECTION 10.01.    Appointment, Powers and Immunities of Administrative Agent........47
        SECTION 10.02.    Reliance by Administrative Agent..................................48
        SECTION 10.03.    Defaults..........................................................48
        SECTION 10.04.    Rights of Agent as a Bank.........................................48
        SECTION 10.05.    Indemnification of Agent..........................................48
        SECTION 10.06.    Non-Reliance on Agent and Other Banks.............................49
        SECTION 10.07.    Failure of Administrative Agent to Act............................49
        SECTION 10.08.    Resignation or Removal of Administrative Agent....................49
        SECTION 10.09.    Amendments Concerning Agency Function.............................50
        SECTION 10.10.    Liability of Administrative Agent.................................50
        SECTION 10.11.    Transfer of Agency Function.......................................50
        SECTION 10.12.    Non-Receipt of Funds by Administrative Agent......................50
        SECTION 10.13.    Withholding Taxes.................................................50
        SECTION 10.14.    Minimum Commitment by UBS.........................................51
        SECTION 10.15.    Pro Rata Treatment................................................51
        SECTION 10.16.    Sharing of Payments Among Banks...................................51
        SECTION 10.17.    Possession of Documents...........................................52

    ARTICLE XI NATURE OF OBLIGATIONS........................................................52
        SECTION 11.01.    Absolute and Unconditional Obligations............................52
        SECTION 11.02.    Non-Recourse to VRT Principals....................................52

    ARTICLE XII MISCELLANEOUS...............................................................53
        SECTION 12.01.    Binding Effect of Request for Advance.............................53
        SECTION 12.02.    Amendments and Waivers............................................53
        SECTION 12.03.    Usury.............................................................54
        SECTION 12.04.    Expenses; Indemnification.........................................54
        SECTION 12.05.    Assignment; Participation.........................................55
        SECTION 12.06.    Documentation Satisfactory........................................56
        SECTION 12.07.    Notices...........................................................56
        SECTION 12.08.    Setoff............................................................56
        SECTION 12.09.    Table of Contents; Headings.......................................57
        SECTION 12.10.    Severability......................................................57
        SECTION 12.11.    Counterparts......................................................57

                                                                                            Page
                                                                                            ----
        SECTION 12.12.    Integration.......................................................57
        SECTION 12.13.    Governing Law.....................................................57
        SECTION 12.14.    Waivers...........................................................57
        SECTION 12.15.    Jurisdiction; Immunities..........................................58
        SECTION 12.16.    Designated Lender.................................................59
        SECTION 12.17.    No Bankruptcy Proceedings.........................................60

EXHIBIT A    -    Authorization Letter

EXHIBIT B    -    Ratable Loan Note

EXHIBIT C    -    Bid Rate Loan Note

EXHIBIT D    -    Solvency Certificate

EXHIBIT E    -    Assignment and Assumption Agreement

EXHIBIT F    -    List of Material Affiliates

EXHIBIT G-1  -    Bid Rate Quote Request

EXHIBIT G-2  -    Invitation for Bid Rate Quotes

EXHIBIT G-3  -    Bid Rate Quote

EXHIBIT G-4  -    Borrower's Acceptance of Bid Rate Quote

EXHIBIT H    -    Designation Agreement